     As filed with The Securities and Exchange Commission on June 13, 1996.
                                                       REGISTRATION NO. 33-98042
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           -------------------------

                                AMENDMENT NO. 1
                                  TO FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           -------------------------

                     NATIONAL ENERGY RESOURCES TRUST SERIES
                                  A THROUGH L
             (Exact Name of Registrant as Specified in its Charter)

                           -------------------------


      CALIFORNIA                                           1300                               APPLIED FOR
(State of Incorporation                        (Primary Standard Industrial                   (I.R.S. Employer
    or Organization)                            Classification Code No.)                      Identification No.)
                                              21800 BURBANK BLVD, SUITE 100
                                             WOODLAND HILLS, CALIFORNIA 91364
                                                      (800) 201-8666
                                 (Name, address, including zip code and telephone number,
                             including area code, of Registrant's principal executive office)


                 MARSHALL J. FIELD                                                    WITH COPIES TO:
                     President                                                    MARK A. ROBERTSON, ESQ.
          NATIONAL ENERGY RESOURCES, INC.                                          ROBERTSON & WILLIAMS
          21800 BURBANK BLVD., SUITE 100                                       3033 N.W. 63RD ST., SUITE 160
         WOODLAND HILLS, CALIFORNIA  91364                                        OKLAHOMA CITY, OK 73116
                  (800) 201-8666                                                       (405) 848-1944
(Name, address, including zip code and telephone number,
    including area code, of agent for service)

                             -------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as possible after the Effective Date of the Registration Statement.

                             -------------------

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                     NATIONAL ENERGY RESOURCES TRUST SERIES
                                  A THROUGH L

                             CROSS REFERENCE SHEET
                        SHOWING LOCATION IN PROSPECTUS,
                  FILED AS PART OF REGISTRATION STATEMENT, OF
                        INFORMATION REQUIRED BY FORM S-1

  ITEM
NUMBER IN
FORM S-1                     ITEM CAPTION IN FORM S-1                            LOCATION IN PROSPECTUS
- --------                     ------------------------                            ----------------------
   1.        Forepart of Registration Statement and Outside
                Front Cover Page of Prospectus  . . . . . . . . . . .       Front Cover Page

   2.        Inside Front and Outside Back
                Cover Pages of Prospectus . . . . . . . . . . . . . .       Back Cover Page

   3.        Summary Information, Risk Factors and Ratio of
                Earnings to Fixed Changes . . . . . . . . . . . . . .       Summary of Prospectus; Risk
                                                                              Factors

   4.        Use of Proceeds  . . . . . . . . . . . . . . . . . . . .       Use of Proceeds

   5.        Determination of Offering Price  . . . . . . . . . . . .       Front Cover Page

   6.        Dilution . . . .   . . . . . . . . . . . . . . . . . . .       Not Applicable

   7.        Selling Security Holders   . . . . . . . . . . . . . . .       Not Applicable

   8.        Plan of Distribution   . . . . . . . . . . . . . . . . .       Front Cover Page; Plan of
                                                                              Distribution

   9.        Description of the Securities    . . . . . . . . . . . .       Summary of Prospectus;
                                                                              Description of Trust Units

  10.        Interest of Named Experts and Counsel  . . . . . . . . .       Not Applicable

  11.        Information with Respect to Registrant   . . . . . . . .       The Trust; National Energy;
                                                                              The Production Payment and
                                                                              Underlying Properties

  12.        Disclosure of Commission Position on
                Indemnification for Securities Act
                Liabilities . . . . . . . . . . . . . . . . . . . . .       National Energy

  13.        Expenses of Issuance and
                Distribution  . . . . . . . . . . . . . . . . . . . .       Part II of Registration Statement

  14.        Indemnification of Directors and Officers  . . . . . . .       Part II of Registration Statement

  15.        Recent Sales of Unregistered Securities  . . . . . . . .       Part II of Registration Statement

  16.        Exhibits; Financial Statement Schedules  . . . . . . . .       Exhibits to Registration Statement

  17.        Undertakings   . . . . . . . . . . . . . . . . . . . . .       Part II of Registration Statement

PROSPECTUS

                     NATIONAL ENERGY RESOURCES TRUST SERIES
                               6,000 TRUST UNITS

         Each unit of beneficial interest ("Trust Unit") offered by National Energy Resources, Inc. ("National Energy") the sponsor of the Trusts, evidences an undivided interest in the National Energy Resources Trusts ("Trusts"), a series of grantor trusts to be formed for the purpose of acquiring oil and gas production payments. The assets of each Trust will consist of defined production payments ("Production Payments") from working interests in producing properties located in Texas, Oklahoma, Louisiana and Mississippi (collectively, the "Underlying Properties"). The Trusts will receive the proceeds of the offering.



         This Prospectus describes the 500 Trust Units offered in National Energy Resources Trust-A ("Trust-A") on an all-or-none basis. The Production Payment to be purchased by Trust-A will entitle the Trust to receive 78% of the Net Cash Flow from the Underlying Properties until the Trust has received $500,000 plus an amount equal to 12 1/2% per annum of the principal sum. Additional Trust Units may be offered in Trust B through L only upon the closing of this offering, up to a total of 6,000 Trust Units for the entire Series A though L. Each offering including the offering in Trust A, will be for a period of 3 months from the date of its Prospectus, which period may be extended by National Energy for 60 days (the "Offering Period"). Units in only one Trust will be offered at a time. Each Trust will include a minimum of 500 Trust Units and may include a maximum number of Trust Units if the identified underlying properties permit a larger Production Payment. Except for the 500 Trust Units to be issued by Trust-A, no Trust Units are offered by this Prospectus unless it is accompanied by a Supplemental Prospectus relating to the Trust for which Trust Units are then being sold. There is no assurance that any additional Trust Units will be offered after the 500 Trust Units for Trust-A.



         Each Trust will be terminated (i) when investors have received from the Production Payment their original investment plus interest at a rate per annum specified for that trust anticipated to occur 5 years from the date of formation of the Trusts; (ii) upon sale of the Production Payment which may occur at any time after 2 years from the date of formation of the Trusts by exercise of the Option by National Energy or a vote of 80% of the Trust Unitholders; (iii) upon expiration of the number of years specified to comply with the rule against perpetuities; or (iv) by vote of 80% of the Trust Unitholders.


1.       INVESTMENT IN THE SECURITIES IS SPECULATIVE AND INVOLVES A HIGH DEGREE
OF RISK.


2. SEE "RISK FACTORS" AT PAGE 10 FOR INFORMATION THAT SHOULD BE CONSIDERED BY EACH PROSPECTIVE INVESTOR.


3.       THERE IS NO PUBLIC MARKET FOR THE TRUST UNITS.


4. ASSETS OF THE TRUSTS WILL BE LIMITED TO THE PRODUCTION PAYMENT DESCRIBED IN THE PROSPECTUS FOR EACH TRUST.


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




==========================================================================================================
                                         Initial Public               Underwriting            Proceeds to
                                         Offering Price              Commission (1)           Trust (2)(3)
- ----------------------------------------------------------------------------------------------------------
 Per Trust Unit  . . . . . . .             $1,000.00                     $80.00                 $920.00
                                  ------------------------------------------------------------------------
     Total Trust-A . . . . . .            $500,000.00                  $40,000.00             $460,000.00
     Total Series  . . . . . .           $6,000,000.00                $480,000.00            $5,520,000.00
==========================================================================================================


                     (See Footnotes on the following page)


               The date of this Prospectus is ____________, 1996.

(1) There is no firm commitment underwriting. The Trust Units are being offered on a best efforts basis by members of the National Association of Securities Dealers, Inc. (the "Soliciting Dealers"). National Energy Resources, Inc. ("Sponsor") has agreed to indemnify the Soliciting Dealers against certain liabilities including liabilities under the Securities Act of 1933, as amended. See "PLAN OF DISTRIBUTION."

(2) All subscriptions will be payable to Boatmen's Trust Company ("Escrow Agent") and will be held along with the Subscription Agreements in escrow by the Escrow Agent until the offering is closed or terminated. Subscription funds will earn interest during the escrow which will be paid to the subscribers promptly after the closing or termination of the offering. Subscription funds will be returned promptly to subscribers by the Escrow Agent if an offering fails to raise $500,000 within the Offering Period. Subscription Agreements may be revoked by subscribers until they are counter signed by National Energy which has 15 days after receipt of the Subscription Agreements by the Escrow Agent to accept them.

(3) Before deducting expenses of the offering payable by Trust estimated at $30,000 for the Trust-A and $360,000 for the entire Series.

                             _____________________


                             AVAILABLE INFORMATION

         National Energy Resources Trust Series has filed with the Securities and Exchange Commission, Washington, D.C. ("SEC"), a registration statement on Form S-1, Registration No. 33-98042 ("Registration Statement), under the Securities Act of 1933, as amended ("Securities Act"), with respect to the Trust Units offered hereby. This prospectus (together with any supplement) which is a part of the Registration Statement ("Prospectus"), omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the SEC, and reference is hereby made to the Registration Statement and the exhibits thereto for further information with respect to the Trusts and the Trust Units. Statements made in this Prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made hereby to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such references. Items of information omitted from this Prospectus but contained in the Registration Statement may be inspected and copies at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549; Everett McKinley Dirksen Building, 219 South Dearborn Street, Room 1204, Chicago, Illinois 60604; and 75 Park Place, Room 1228, New York, New York 10007, at prescribed rates.

         This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy the Trust Units offered hereby in jurisdictions in which such offer or solicitation is unlawful.



PROSPECTUS SUMMARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
THE TRUST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
THE PRODUCTION PAYMENT AND THE UNDERLYING PROPERTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
NATIONAL ENERGY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
FEDERAL INCOME TAX CONSEQUENCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
ERISA CONSIDERATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
DESCRIPTION OF THE TRUST AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
DESCRIPTION OF THE TRUST UNITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
VALIDITY OF SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31


RESERVE REPORT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Exhibit A

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus. See "Risk Factors" for considerations relevant to an investment in the Trust Units.

                                  THE OFFERING


Trust Units offered . . . . . . . . . . . .       A total of 6,000 Trust Units is being offered of which only 500 to be issued by Trust-A are being offered by means of this Prospectus. The additional Trust Units will be offered only by this Prospectus when accompanied by a Supplemental Prospectus relating to the Trust in which Trust Units are then being offered.

Purchase Price  . . . . . . . . . . . . . .       $1,000 per Trust Unit with a minimum of Ten (10) Trust Units ($10,000)
                                                  per investor and a minimum of 500 ($500,000) total Trust Units per
                                                  Trust.  Trust A will consist of 500 Trust Units.  Trusts offered later may include additional Trust Units.

Production Payment  . . . . . . . . . . . .       For Trust A, the Production Payment will be equal to 78% of the Net
                                                  Cash Flow from the Underlying Properties consisting of 5 producing natural gas wells in Oklahoma until Trust A receives $500,000 plus 12
                                                  1/2% per annum.  For the other Trusts the percentage of Net Cash Flow will vary depending on the estimated future net revenues of the wells selected and the interest rate may vary from 12 to 14%.

Use of Proceeds . . . . . . . . . . . . . .       8% commission payable to the selling broker dealer; up to 6% as a reimbursement of offering expenses to National Energy; 86% to the
                                                  Trust for the purchase of the Production Payment from National Energy.

Sponsor   . . . . . . . . . . . . . . . . .       National Energy Resources, Inc.
                                                  21800 Burbank Blvd., Suite 100
                                                  Woodland Hills, California 91364
                                                  (800) 201-8666

Trustee   . . . . . . . . . . . . . . . . .       Boatmen's Trust Company, an Oklahoma trust company

Cash Distributions  . . . . . . . . . . . .       Semi-annual distributions will be made to Trust Unitholders in an amount equal to 12 1/2% per annum on the amount of their investment.
                                                  The excess of receipts from the Production Payment over the distribution will be used to establish a Reserve Fund to pay the amount of Unitholder's investment upon the termination of the Trust.

Trust Term  . . . . . . . . . . . . . . . .       The Trust will terminate when the Production Payment is paid in full which is expected to occur in 5 years.  The Trust will also terminate if National Energy exercises its option to repurchase the Production
                                                  Payment which is may occur  at any time after 2 years from the effective date of

                                                  the Production Payment.  Otherwise the Trust will terminate upon vote of 80% of the Unitholders or the lapse of years specified in the Trust
                                                  Agreement to avoid violation of the rule against perpetuities.

Redemption of
  Trust Units . . . . . . . . . . . . . . .       No Trust Units will be redeemed except in connection with the termination of the Trust when all Trust Units will receive distributions in complete payment of Unitholders initial investment
                                                  (or partial payment if cash proceeds of Trust Assets are insufficient to make full payment).



                     NATIONAL ENERGY RESOURCES TRUST SERIES

        National Energy Resources, Inc. ("National Energy") is the sponsor of a series of trusts offering up to 6,000 units of beneficial interests ("Trust Units"). Certificates evidencing the Trust Units will be issued on the Closing Date of each trust. Each trust will offer a minimum of 500 Trust Units for a possible total of 12 grantor trusts to be formed during the 12 month period following the effective date of registration of the Trust Units.

        Each trust will be a grantor trust formed pursuant to a Trust Agreement in substantially the form of agreement included in the Registration Statement filed with the SEC. Boatmen's Trust Company will serve as the trustee of each trust and subscribers to Trust Units will be the grantors and the beneficiaries of the trusts. The name of the trusts will be National Energy Resources Trust plus the designation of a letter from A through L to indicate the specific trust. Subscribers to the first 500 Trust Units will be grantors and beneficiaries of National Energy Resources Trust-A ("Trust-A"), subscribers to the second 500 Trust Units will be grantors and beneficiaries of National Energy Resources Trust B and so forth unless in the discretion of National Energy a trust should be formed with more than the minimum 500 Trust Units. In no event will a trust be formed with less than 500 Trust Units. The term "Trust" as used hereafter shall refer to all the trusts together or to a single trust as the context may require.

        This Prospectus describes only the Underlying Properties and Production Payment which will be included in the first trust to be formed after the commencement of this offering. Thereafter a Supplemental Prospectus will describe the Underlying Properties and Production Payment to be included in the Trust to be formed on the closing of the next group of Trust Units sold.
Except for the 500 Trust Units to be issued by Trust-A, no Trust Units are offered by this Prospectus unless it is accompanied by a Supplemental Prospectus relating to the Trust for which Trust Units are then being sold. There is no assurance that any additional Trust Units will be offered after the 500 Trust Units for Trust- A.

        The Trust will be a passive entity and will not engage in business. The Trustee will have only such powers as are necessary for the collection and distribution of the proceeds received by the fund, the establishment, maintenance and final distribution of a Reserve Fund and the payment of Trust liabilities and expenses.

                                  TRUST ASSETS

        After the completion of the offering for each Trust, the Trust will purchase from National Energy a production payment from a group of oil and gas properties (the "Underlying Properties") which will entitle the Trust to receive a specified percentage of net cash flow from the Underlying Properties until the Trust has received a sum of money equal to the total contributions of Trust Unitholders (at least $500,000 for each trust) plus a specified annual rate of return which is expected to range from 12% to 14%. The exact rate of return, the specific terms of the Production Payment, a description of the Underlying Properties from which a Production Payment is carved and an estimate of the reserves attributable to the Underlying Properties as well as to the Production Payment as they relate to a particular Trust will be described in a Supplement to this Prospectus except as to Trust-A which is described below.

        The Production Payment owned by the Trust and the Reserve Fund established by the Trustee out of part of the receipts of the Production Payment will be the sole assets of a Trust. The Underlying Properties from which a Production Payment is carved will be completely separate from the Underlying Properties burdened by a Production Payment payable to another Trust.

        PRODUCTION PAYMENT. A production payment is a right to a specified share of the production from minerals in place or the proceeds from production which has an expected economic life at the time of its creation of shorter duration than the economic life of one or more of the mineral properties burdened by the payment. The share of production may be limited in time by dollar amount or amount of production. The Production Payment owned by a Trust will be limited by the dollar amount of the total contributions ($500,000 or more) to the Trust by its grantors (the subscribers to Trust Units) plus a specified percentage (from 12% to 14%) per annum of the total contributions. The Production Payment will be payable by National Energy out of a specified percentage of the net cash flow from the Underlying Properties. "Net Cash Flow" is defined in the Conveyance of Production Payment as the total revenues received from the sale of production less all costs and expenses, including gross production taxes, lease operating expenses, workover costs, development costs, and any other expenses directly attributable to ownership of the working interest in the Underlying Properties other than Federal and state income tax. National Energy expects to acquire only those Underlying Properties which have estimated reserves sufficient to create a Production Payment which will reach its term in 5 years or less, but there can be no assurances that any Production Payment will be paid in full in the expected time period or any time period. See "Risk Factors."

        Under the terms of the Conveyance of Production Payment, National Energy will have the right to repurchase the Production Payment at any time after 2 years from the Effective Date at a purchase price equal to an amount sufficient to pay the amount of the total contributions of the Trust Unitholders plus the specified annual rate of return for that Trust, less amounts already distributed to the Unitholders and the amount held in the Reserve Fund. In this event, the Trustee would distribute the cash to the Trust Unitholders and terminate the Trust.

        UNDERLYING PROPERTIES. National Energy will acquire working interests in a group of oil and gas leases on which are located producing oil and gas wells from Blackjack Oil & Gas, Inc. ("Blackjack") an Oklahoma corporation which is not affiliated with National Energy or the Trust, or from other independent oil and gas operators. Blackjack owns, operates and acquires oil and gas properties located principally in Oklahoma, Texas, Louisiana and Mississippi. A "working interest" is an interest in an oil and gas leasehold which is subject to some portion of the cost of development, operation, or maintenance. Although National Energy will be responsible for development costs, and such costs would be deducted in calculating Net Cash Flow out of which the Production Payment is paid, National Energy will not acquire working interests in Underlying Properties where additional wells are expected to be drilled. There will be, however, some workover costs associated with the wells to be acquired, which will be paid by National Energy and deducted from gross revenues in calculating Net Cash Flow. National Energy will own the Underlying Properties subject to and burdened by the Production Payment, and is entitled to any Net Cash Flow received by reason of such ownership in excess of the percentage of Net Cash Flow paid to the Trust in satisfaction of the Production Payment.

        RESERVE FUND.   The Production Payment owned by a Trust will entitle
the Trust to receive a specified percentage of the Net Cash Flow from the Underlying Properties until the Trust has received the total investment in the Trust made by Trust Unitholders plus a specified rate of return (from 12% to 14% per annum). Therefore, a portion of each payment received by the Trust represents a return of capital. That part of the Production Payment which represents a return of capital will be set aside in a separate interest bearing account as a sinking fund (the "Reserve Fund"). Upon the full payment of the Production Payment, the Trust will terminate and amounts in the Reserve Fund will be distributed to Trust Unitholders as a return of their investment. The Trustee will manage the Reserve Fund and will make all investment decisions with regard to the funds; however, National Energy has the right to make recommendations to the Trustee concerning investments of the Reserve Fund. Interest received on the Reserve Fund will be used to pay general and administrative expenses of the Trust and
the Trustee's fees.   Interest in excess of Trust expenses will reduce the
amount owed under the Production Payment and will be distributed to Trust Unitholders upon termination of the Trust.

                       NATIONAL ENERGY RESOURCES TRUST-A


        The Production Payment which will be purchased by Trust-A will entitle the Trust to receive 78% of the Net Cash Flow from the Underlying Properties until the Trust has received $500,000 plus an amount equal to 12 1/2% per annum of the principal sum. The Underlying Properties to which this Production Payment will be attributable are five (5) producing gas wells which have well-established production histories and are operated by Blackjack. They are located in the following named counties in Oklahoma and National Energy will acquire the interests set forth below:



        Action #2 in Logan County, Oklahoma. National Energy will acquire a 100% working interest burdened by a 23% royalty and overriding royalty interest resulting in a 77% net revenue interest. Gas is being purchased by Conoco, Inc.



        Bryan #1-6 in Pawnee County, Oklahoma. National Energy will acquire a 100% working interest burdened by a 23% royalty and overriding royalty interest resulting in a 77% net revenue interest. Gas is being purchased by Conoco, Inc.



        Davis #1-A in Oklahoma County, Oklahoma. National Energy will acquire a 75% working interest burdened by a 28% royalty and overriding royalty interest resulting in a 47% net revenue interest. Gas is being purchased by GPM.



        Enoch #1 in Blaine County, Oklahoma. National Energy will acquire a 100% working interest burdened by a 23% royalty and overriding royalty interest resulting in a 77% net revenue interest. Gas is being purchased by Trident NGL.



        Phillips #1 in Ellis County, Oklahoma. National Energy will acquire a 100% working interest burdened by a 21% royalty and overriding royalty interest resulting in a 79% net revenue interest. Gas is being purchased by Midland Marketing Corp.



        SUMMARY RESERVE INFORMATION. The following table sets forth, as of April 17, 1996, the estimated proved producing oil and gas reserves, prices used to estimate future net revenues, estimated future net revenues and discounted estimated future net revenues attributable to the Underlying
Properties.   The reserve report dated April 17, 1996, from which the following information is derived was prepared by F. W. Elton, Petroleum Engineer, and is attached to this Prospectus as Exhibit "A."

                Reserve to       Proved         Proved               Nat-                  Discounted
 Name           Production      Producing     Producing              ural    Estimated      Estimated
  of              Index         Reserves      Reserves     Oil       Gas    Future Net     Future Net
 Well            (Years)       Oil (Bbls)     Gas (Mcf)   Price     Price     Revenues      Revenues*
 Bryan #1-6         15                  0     1,165,226      --       .70   $  475,496     $  283,445
 Enoch #1           10                  0       226,590      --      1.60      184,953        131,045

 Action #2          11                  0       370,295      --      1.60      357,836        188,620

 Davis #1           12             12,391       226,422   17.00      1.60      220,976        144,348
 Phillips #1        13                  0       242,406      --      1.60      193,456        127,086

 TOTALS                            12,391     2,430,932                     $1,432,717     $  874,544



- ----------------

*The Discount rate of 10% was used.

       NET CASH FLOW. The following table sets forth the Net Cash Flow allocable to Trust-A and to National Energy based on the Estimated Future Net Revenues set forth in the Summary Reserve Table above. There are no assurances that Trust Unitholders will receive the total cash distributions set forth below due to fluctuations in oil and gas prices, seasonal demand for natural gas, natural production declines and other risk factors inherent in any investment in oil and gas. See "Risk Factors."


                        Net Cash                                 Allocation of
                          Flow          Net Cash Flow to         Trust Revenues            Cash
 Year                   to Trust       National Energy            Reserve Fund         Distributions
 1st                   $220,240            $ 22,740                 $135,000             $ 62,500

 2nd                    204,235              16,735                  125,000               62,500

 3rd                    176,177               8,677                  105,000               62,500

 4th                    154,494              11,994                   80,000               62,500

 5th                    137,106              19,606                   55,000               62,500

 TOTALS                $892,252            $ 79,752                 $500,000             $312,500


                                NATIONAL ENERGY


       National Energy Resources, Inc. is a California corporation formed in August, 1994 for the purpose of engaging in the development and ownership of oil and gas and for forming the Trusts and conducting this offering. Its shareholder is Marshall J. Field who owns 100% of the issued and outstanding stock of National Energy. Its only officer is Marshall J. Field. National Energy was formed with minimum capital and its initial capital has been substantially used in the up front costs of the offering for which it will be reimbursed out of the proceeds of sale of Trust Units. The principal executive offices of National Energy are located at 21800 Burbank Blvd., Suite 100, Woodland Hills, California 91364 and its telephone number is (800) 201-8666. See "National Energy."

       National Energy has no prior experience in the oil and gas industry nor does it have prior experience in sponsoring oil and gas investments such as the Trust Units.

                            SUMMARY OF RISK FACTORS

       An investment in the Units is subject to certain risk factors that should be evaluated by prospective investors before purchasing the Units. Such risk factors include:

       Risks associated with the oil and gas industry generally, including:

       (a) decreased revenues and reduced production due to volatility of oil and natural gas prices;

       (b) increased production expenses which could result in reduced oil or gas production volumes;

       (c) reduced value of the Units if the reserve estimates of quantities and values of natural gas differ materially from actual quantities and values of reserves;

       (d) risks of reduced distributions to Unitholders if production were interrupted for any reason;

       (e) entities not controlled by National Energy could curtail production on the Underlying Properties or excess production capacity could reduce natural gas prices, either of which could adversely affect the Trust distributions;

       (f) the amount of cash distributions throughout the year may vary substantially due to the seasonal nature of demand;

       (g) decisions regarding operations, future development and production levels are made by an independent entity and such decisions may result in decreased cash distributions; and

       (h) the operator of the Underlying Properties has no contractual or fiduciary duty to protect the interests of the Unitholders.

       Risks associated with the Trust and the Trust Units in particular, include:

       (a) Trustee is not personally liable to Unitholders under terms of Trust Agreement unless it acts in bad faith;

       (b) Transfer of Underlying Properties in violation of Conveyance could result in delay of distribution;

       (c) Portions of Production Payment would be extinguished if a well is abandoned; and

       (d)      Trust Unitholders have limited voting rights.

       (e)      No secondary market for Trust Units and illiquid investment;
                and

       (f) Trust Unitholders will not participate in revenues in excess of Production Payment.

                    SUMMARY FEDERAL INCOME TAX CONSEQUENCES

       THE TAX CONSEQUENCES OF AN INVESTMENT IN TRUST UNITS TO A PARTICULAR INVESTOR WILL DEPEND IN PART ON THE INVESTOR'S OWN TAX CIRCUMSTANCES. EACH PROSPECTIVE INVESTOR SHOULD THEREFORE CONSULT HIS OWN TAX ADVISOR ABOUT THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES TO SUCH INVESTOR IN TRUST UNITS.

       The following is a summary of certain Federal income tax consequences of acquiring, owning and disposing of Trust Units and is based on the opinion of Robertson & Williams, counsel to National Energy Resources, Inc. ("Counsel"). For a more detailed discussion of these consequences and the qualifications to and limitations of the opinions of Counsel, see "Federal Income Tax Consequences" and "Risk Factors -- Tax Considerations."


Classification and Taxation
        of the Trust  . . . . . . . . . . .       The Trust will be treated as a grantor trust and not as an association taxable as a corporation.  As a grantor trust, the Trust will not be subject to tax.  If the Trust were treated as an association taxable as a corporation, it would be treated as a separate entity subject to corporate tax on its taxable income.

Taxation of Holders . . . . . . . . . . . .       Because the Trust will be treated as a grantor trust for Federal income tax purposes, and because a Trust Unitholder will be treated, for Federal income tax purposes, as directly owning an interest in the assets of the Trust, each Trust Unitholder will be taxed directly on his pro rata share of income attributable to the assets of the Trust consistent with the Trust Unitholder's method of accounting and without regard to the taxable year or accounting method employed by the Trust.

Interest Income . . . . . . . . . . . . . .       For Federal income tax purposes, the Production Payment will be treated as a debt obligation.  As a result, each purchaser of a Trust
                                                  Unit will be required to treat that portion of each payment received by the Trust and distributed monthly to Trust Unitholders as interest income.

Holder Reporting Information  . . . . . . .       Year-end tax information will be furnished to Trust Unitholders no later than March 31 of the following year.

                                  RISK FACTORS

         An investment in the Trust is speculative and involves a high degree of risk. Prior to making an investment, prospective investors should carefully consider the following risk factors inherent in and affecting the business of the Trust and this offering.


RISK ASSOCIATED WITH OIL AND GAS INDUSTRY GENERALLY

         POTENTIAL DECREASE IN REVENUES DUE TO VOLATILITY OF OIL AND NATURAL GAS PRICES AND PRODUCTION. The Trust's revenues will be dependent on the prices received for oil and natural gas production from the Underlying Properties and, in the case of Underlying Properties that are working interests, the costs of producing and developing such oil and natural gas. Prices for oil and natural gas are subject to wide fluctuations in response to relatively minor changes in supply, market uncertainty and a variety of additional factors that are beyond the control of the Trust and National Energy. These factors include political conditions in the Middle East, the foreign supply of oil and natural gas, the price of foreign imports, the level of consumer product demand, the severity of weather conditions, government regulations, the price and availability of alternative fuels and overall economic conditions. In recent years, natural gas prices have been more depressed than they have been historically when compared (on a net equivalent barrel basis) to the price of oil. Although National Energy believes that in the long-term prices for natural gas will increase in relation to oil prices, no assurances can be made that natural gas prices will increase in relation to oil prices or that the price of natural gas will increase at all.
Additionally, lower oil and natural gas prices may reduce the amount of oil and natural gas that is economic to produce.


         Oil and natural gas prices have historically been volatile and are likely to continue to be volatile in the future. Such volatility makes it difficult to estimate the future levels of cash distributions to Trust Unitholders or the value of the Trust Units.


         PRODUCTION EXPENSES - MAY AFFECT PRODUCTION AND REVENUES TO TRUST. Production expenses typically include labor, fuel, repairs, hauling, pumping, insurance, storage, and supervision and administration. Production expenses may influence the decision of the operator as to the volume of oil or natural gas to produce from a property or the decision to shut-in or abandon a well. A working interest owner is obligated for its proportionate share of production expenses. Accordingly, higher or lower production expenses on the Underlying Properties may directly decrease or increase the amount received by the Trust from the Production Payment. All of the Underlying Properties are in productive fields where, based on information provided by Blackjack, material increases in production expenses are currently not expected to occur in the next several years.

         REDUCED VALUE OF UNITS IF RESERVE ESTIMATES ARE INACCURATE. The value of the Trust Units will be substantially dependent upon the proved producing reserves attributable to the Production Payments owned by the Trust. There are many uncertainties inherent in estimating quantities and value of proved reserves and in projecting future rates of production. The reserve data set forth herein, although prepared by independent consultants in a manner customary in the industry, are estimates only, and quantities and estimated values of oil and gas may differ from the amounts set fort herein. The Reserve Report of F. W. Elton, Inc., appears as Exhibit "A." In addition, the present values shown herein were prepared using guidelines established for disclosure of reserves with the SEC and should not be considered representative of the market value of such reserves or the Trust Units. A market value determination would include many additional factors. As of April, 1996, the estimated future net revenues from proved producing reserves, attributable to the Production Payment, discounted at 10% per annum, was $1,749 per Trust Unit.

         DISTRIBUTION COULD BE AFFECTED IF PRODUCTION IS INTERRUPTED. Trust distributions could be adversely affected if any of the hazards typically associated with the production and transportation of oil and natural gas were to occur, including personal injuries, property damage, damage to productive formations or equipment and environmental damages. Uninsured costs for damages for any of the foregoing will directly reduce the Production Payments from the Underlying Properties to the extent such damages reduce the volume of oil and natural gas produced.

         PRODUCTION COULD BE VOLUNTARILY CURTAILED, REDUCING TRUST DISTRIBUTION. Approximately 97% of the estimated proved reserves of the Underlying Properties at April, 1996, are comprised of natural gas, based on the discounted present value of estimated future net revenues of proved reserves. The revenues of the Trust and the amount of cash distributions made by the Trust will be dependent upon, among other things, the volume of nature gas produced and the price at which such natural gas is sold. Since the early 1980's, the available natural gas production capacity nationwide has exceeded the demand by users of such gas, resulting in demand-related production curtailments. In addition, existing gathering systems and pipelines transporting natural gas to the users of such gas may not have sufficient capacity to transport the entire allowable production from a field, resulting in production from the Underlying Properties being curtailed. Curtailment may exist for demand-related reasons. See "The Production Payments and the Underlying Properties."


         In addition, during the 1980's and early 1990's, excess natural gas production capacity in the United States has generally resulted in downward pressure on natural gas prices. The effect of any excess production capacity which exists in the future cannot be predicted with certainty; however, any such excess capacity may have a material adverse effect on Trust distributions through its impact on prices and volumes.


         SEASONAL DEMAND MAY CAUSE DISTRIBUTION TO VARY SUBSTANTIALLY. Due to the seasonal nature of demand for natural gas and its effect on sales prices and production volumes, the cash distributions by the Trust may vary substantially on a seasonal basis. Generally, natural gas production volumes and prices tend to be higher during the first and fourth quarters of the calendar year. Because of the lag between National Energy's receipt of revenues related to the Underlying Properties and the dates on which distributions are made to Trust Unitholders, however, the seasonality that affects production and prices generally should be reflected in distributions by the Trust in later periods.

         NATIONAL ENERGY AND THE TRUST EXERCISE LIMITED CONTROL OF OPERATIONS AND DEVELOPMENT OF THE UNDERLYING PROPERTIES. Under the terms of the Production Payment, neither the Trustee nor the Trust Unitholders will be able to influence or control the operations or future development of the Underlying Properties. Additionally, National Energy, which is the owner of the Underlying Properties, will not operate or be able to significantly influence the operations or future development of such Underlying Properties. All such operations will be controlled by persons unaffiliated with the Trustee and National Energy.


         The Underlying Properties include National Energy's working interests in producing properties located in Oklahoma, as described in "The Production Payment and Underlying Properties". Each of these properties has an operating agreement whereby, if the requisite percentage of working interest holders approve a development project, all such holders are required to pay their proportionate share of development costs. The working interests owned by National Energy may not constitute a sufficient interest in any property to veto or control a development decision. Under the terms of the Conveyance creating the Production Payment in these Underlying Properties, the Trust will not be liable for any development costs, but the amount of such development costs will be deducted when computing Net Cash Flow payable to the Trust from such properties.


         THE OPERATOR OF THE UNDERLYING PROPERTIES HAS NO DUTY TO PROTECT INTERESTS OF UNITHOLDERS. Under the terms of the operating agreements relating to the Underlying Properties, Blackjack owes a duty to National Energy and the other working interest owners to conduct the operations on the Underlying Properties in a good and workmanlike manner and in accordance with its best judgment of what a prudent operator would do under the same or similar circumstances. Blackjack has no contractual or fiduciary duty to protect the interest of the Trust or the Unitholders.

RISKS ASSOCIATED WITH TRUST AND TRUST UNITS IN PARTICULAR

         FIDUCIARY RESPONSIBILITY OF TRUSTEE. The Trustee is responsible to the Trust Unitholders as a fiduciary and, as such, under Oklahoma law is required to act in the best interests of the Trust Unitholders at all times and to exercise the judgment and care in supervising and managing the Trust's assets exercised by persons of ordinary prudence, discretion and intelligence. The Trust Agreement ("Agreement") provides, however, that the Trustee will not be personally liable to the Trust Unitholders for the failure to exercise such standard of judgment and care, unless such failure is the result of bad faith.

         Due to the passive nature of the Trust, the Trustee is not required to make business decisions affecting the assets of the Trust. Therefore, the Trustee's primary functions under the Agreement are anticipated to be ministerial. Under certain circumstances, however, the Trustee may be required to approve or disapprove an extraordinary transaction affecting the Trust and Trust Unitholders. These transactions include a sale of the Production Payment, termination of the Trust and amendment of the Agreement. The Trustee is required to act in the best interests of Trust Unitholders in connection with any future extraordinary transactions but is not required to retain an unaffiliated person to represent the Trust Unitholders.

         Under Oklahoma law, if the Trustee, in bad faith, were to fail to collect amounts owed to the Trust or distribute cash held by the Trust for distribution, or otherwise, in bad faith, take or omit to take any action that is in the best interest of the Trust Unitholders, the Trustee would be liable to the Trust Unitholders for damages caused by any such act or omission, including any loss or depreciation in value of the Trust assets or failure to make a profit from such assets caused by such act or omission. Oklahoma law permits the Trust Unitholders to file an action seeking other remedies for such acts or omissions in addition to damages, including removal of the Trustee, specific performance, appointment of a receiver, an accounting by the Trustee to the Trust Unitholders, exemplary damages and other remedies. The availability of these remedies provided by Oklahoma law is explicitly incorporated into the Agreement.


         TRANSFER OF UNDERLYING PROPERTIES IN VIOLATION OF CONVEYANCE COULD RESULT IN DELAYED DISTRIBUTION. National Energy currently owns or has under contract to purchase the Underlying Properties from which will be conveyed the Production Payment to Trust-A. Under the terms of the Conveyance, National Energy will have no right to transfer all or any portion of its working, royalty, overriding royalty or fee mineral interests comprising the Underlying Properties as long as they are burdened by the Production Payment without the consent of the Trustee. The Production Payment constitutes a real property interest. The Conveyances will be recorded in the appropriate real property records so as to give notice of the Production Payments to National Energy's creditors and transferees, whose rights would be subject to the Production Payments and whose interests would be subsequent and inferior to the Production Payments. Any transferee will succeed to the responsibilities of National Energy as to the interests so transferred, including the payment duties and corresponding liabilities to the Trust for damages caused by breach of such responsibilities. The Agreement does not provide a specific mechanism whereby Trust Unitholders may compel the Trustee to institute action against National Energy or a transferee of an Underlying Property for damages caused by a delay or reduction in the payment of Production Payments to the Trust. As discussed under "-- Fiduciary Responsibility of Trustee," above, if the Trustee were to refuse in bad faith to enforce such damage remedies, the Trustee would be liable to the Trust Unitholders.


         The Trustee may cause the sale of the Production Payments if the holders of 80% or more of the Trust Units approve such sale or if National Energy exercises its option to purchase the Production Payment after two years. The net proceeds of any sale will be distributed to the Trust Unitholders and the Trust would be terminated. See "Description of the Trust Agreement -- Duration of the Trust; Sale of Production Payments."


         ABANDONMENT OF A WELL WILL EXTINGUISH PORTION OF PRODUCTION PAYMENT. National Energy and any transferees will have the right to abandon any well or property on an Underlying Property that is a working interest if, in its opinion, such well or property ceases to produce or is not capable of producing in commercially paying quantities, and upon termination of any such lease, that portion of the Production Payments relating thereto will be extinguished.


         The Underlying Properties are currently operated by Blackjack and National Energy does not anticipate any change in operations. The current operator of the Underlying Properties is under no obligation to continue operating the properties, and the Trustee, Trust Unitholders and National Energy may be unable to appoint or control the appointment of a replacement operator. See "Production Payments and the Underlying Properties -- Description of the Underlying Properties."

         LIMITED VOTING RIGHTS OF TRUST UNITHOLDERS. While Trust Unitholders will have certain voting rights pursuant to the terms of the Trust Agreement, these rights are more limited than those of stockholders of most public corporations. For example, there is no requirement for annual meetings of Trust Unitholders or for an annual or other periodic re-election of the Trustee. See "Description of the Trust Units -- Voting Rights of Trust Unitholders."

         TAX CONSIDERATIONS. The Trust has received an opinion of Counsel that the Trust is a "grantor trust" for Federal income tax purposes, and that each Trust Unitholder will be taxed directly on his pro rata share of the income of the Trust and his pro rata share of other deductions of the Trust. Counsel believes that its opinion is in accordance with the present position of the IRS regarding these tax questions. There can be no assurances that National Energy or the Trust would be granted such a ruling if requested or that the IRS will not change it position in the future. The tax treatment of the Trust and Trust Unitholders could be materially different from that described above if the IRS were to successfully challenge that treatment. See "Federal Income Tax Consequences."


         LACK OF SECONDARY MARKET AND ILLIQUID INVESTMENT. There is no secondary market for the Trust Units and none is anticipated. Trust Unitholders will therefore, not be able to liquidate their investment readily and should expect to hold the Trust Units for the duration of the Trust.

         TRUST UNITHOLDERS WILL NOT PARTICIPATE IN EXCESS REVENUES. The Trust will receive from the Production Payment only the amounts specified in the Conveyance which for Trust A is $500,000 plus 12 1/2% per annum. This amount will be paid out of 78% of the Net Cash Flow from the sale of oil and gas produced by the Underlying Properties (which may be a different percentage for other Trusts) which is anticipated to be accomplished in 5 years based on the reserve reports. If gas prices or production increase, the Trust will not receive a larger total sum but the Production Payment will be paid in a shorter time period. If gas prices or production decrease, the Production Payment will be paid over a longer period and there is the risk that it will not be paid in full.



                                USE OF PROCEEDS

         The Trust will receive all the proceeds from the sale of the Trust Units, all of which will be paid to National Energy for the Production Payment. National Energy will apply the proceeds from the sale of Trust Units in Trust-A in the approximate amounts set forth in the table below although there can be no assurance that the actual amounts will not vary from those set forth below:


        Commissions                                                 $ 40,000
        Offering Expenses(1)                                          30,000
        Acquisition of Production Payment                            430,000


- ---------------------


(1) Includes legal and accounting fees, consulting fees, Federal and state securities registration fees, escrow fees, printing and copying charges, telephone expense and miscellaneous costs.



                                   THE TRUST

         Trust-A will be formed pursuant to the Trust Agreement between Boatmen's Trust Company as trustee, and National Energy upon the deposit into escrow of $500,000 in payment for 500 Trust Units.

         National Energy currently owns or has under contract to purchase, the Underlying Properties which will be subject to and burdened by the Production Payment to be purchased by Trust-A from the proceeds of this offering. Accordingly, National Energy, as owner of the Underlying Properties, will receive payments from purchasers of production or the operators of such properties. National Energy will aggregate these payments, deduct operating costs and other expenses related to the Underlying Properties, and make payment to the Trustee each month for the amounts due to Trust-A under the Production Payment.

FEES AND EXPENSES

         The following is a description of certain fees and expenses anticipated to be paid or borne by Trust-A, including all fees expected to be paid to National Energy, the Trustee or their affiliates.


         ORGANIZATIONAL AND OFFERING EXPENSE. The organization and offering expenses allocable to Trust-A are $30,000 (6% of the subscription proceeds) for legal and accounting fees, consulting and engineering fees, registration fees, printing and miscellaneous costs, which will be reimbursed to National Energy upon the close of the offering of Trust Units in Trust-A. Each subsequent trust will bear the same percentage (6%) for organizational and offering expenses. National Energy has borne and paid the expenses of the entire offering of Units in the Trust Series but each trust will reimburse National Energy only one-twelfth (1/12) of such expenses or if more than 500 Units are offered by a Trust, that Trust will bear expenses in proportion to the number of Units issued by it bears to the total number of Units included in the registration.


         INTEREST. National Energy will not pay interest on any amounts received from the Underlying Properties prior to payment to Trust-A.

         TRUST ADMINISTRATIVE EXPENSES. The Trustee will be paid a trustee fee of $1,200 per year per trust and an escrow fee of $600 per account. See "Description of the Trust Agreement -- Compensation of the Trustee." The Trust will also incur legal, accounting and engineering fees, mailing and printing costs and other expenses which will be reimbursed to the Trustee at cost.


              THE PRODUCTION PAYMENT AND THE UNDERLYING PROPERTIES

GENERAL


         The Production Payments will be carved out of the Underlying Properties which will consist of working interests in producing oil and gas properties acquired by National Energy from Blackjack or other independent oil and gas operators. The Production Payment to be acquired by Trust-A will entitle Trust-A to receive 78% of the Net Cash Flow from the sale of oil and gas produced from the Underlying Properties until the Trust has received generally the total investment made by its Trust Unitholders ("Primary Sum") as adjusted for potential expenses, interest income on reserves and general and administrative expenses, plus interest at the rate of 12 1/2% per annum on the Primary Sum. The Primary Sum will be increased if the Trust should be compelled for any reason to make payments on account of ownership of the Production Payment and will be decreased by the amount of interest income on the Reserve Account in excess of general and administrative expenses, if any. The net effect of these adjustments is to maintain the Primary Sum at $500,000. In general, Net Cash Flow equals the gross proceeds received by National Energy from the sale of production less designated costs, including transportation and marketing costs, applicable production and property taxes, operating and development costs. The computation of the Production Payment and its repayment is more specifically described in the Conveyance.


DESCRIPTION OF UNDERLYING PROPERTIES


         Action #2 in Logan County, Oklahoma. National Energy will acquire a 100% working interest burdened by a 23% royalty and overriding royalty interest resulting in a 77% net revenue interest. Gas is being purchased by Conoco, Inc.

         Bryan #1-6 in Pawnee County, Oklahoma. National Energy will acquire a 100% working interest burdened by a 23% royalty and overriding royalty interest resulting in a 77% net revenue interest. Gas is being purchased by Conoco, Inc.

         Davis #1-A in Oklahoma County, Oklahoma. National Energy will acquire a 75% working interest burdened by a 28% royalty and overriding royalty interest resulting in a 47% net revenue interest. Gas is being purchased by GPM.

         Enoch #1 in Blaine County, Oklahoma. National Energy will acquire a 100% working interest burdened by a 23% royalty and overriding royalty interest resulting in a 77% net revenue interest. Gas is being purchased by Trident NGL.

         Phillips #1 in Ellis County, Oklahoma. National Energy will acquire a 100% working interest burdened by a 21% royalty and overriding royalty interest resulting in a 79% net revenue interest. Gas is being purchased by Midland Marketing Corp.

None of the royalty or overriding royalty interests burdening the above described properties is owned by an affiliate of National Energy or the Trust.


RESERVES


         The following table summarizes estimated proved producing reserves attributable to the Production Payment and the Underlying Properties to be included in Trust-A as of April, 1996 as set forth in the Reserve Report attached as Exhibit "A."



                                             Production Payment       Underlying Properties
                                             ------------------       ---------------------
                 Proved Producing
                         Oil (Bbls)                  4,540                       5,821
                         Gas (Mcf)               1,360,170                   1,743,808

                 Future net revenues              $812,500                  $1,432,717

                 Present value discounted
                   at 10% per annum               $682,144                   $ 874,544


         The reserve estimates were prepared using assumptions required by the Financial Accounting Standards Board. Such assumptions include the use of period-end prices for oil and natural gas and period-end costs for estimated future development and production expenditures to produce the proved reserves. Future net cash flows are discounted at a 10% per annum rate. Because the Trust and National Energy (as owner of the Underlying Properties) are not subject to Federal income taxation, no provision is included for Federal income taxes.

         Proved reserve quantities are estimates based on information available, including prices and costs, at the time of preparation. Such estimates are by their very nature imprecise and subject to change as additional information becomes available. The Reserve Report uses prices for natural gas in effect at the time the reserve report was prepared. Such prices are influenced by seasonal demand for natural gas and may not be the most appropriate or representative prices to use in estimating future revenues or reserve data. See " -- Oil and Gas Sales Prices," below for a description of average gas prices received by the owner of the Underlying Properties. The reserves actually recovered and the timing of production of those reserves may be substantially different from the foregoing estimates. Moreover, the present values shown above should not be considered representative of the market value of such reserves. A market value determination would include many additional factors.

         Proved reserve quantities set forth in the foregoing table are calculated in accordance with the SEC's guidelines for disclosure of oil and natural gas reserves and assume that oil and natural gas prices, production expenses and development costs in effect on the date of the report remain constant over the economic life of the property. Proved reserve quantities for the Underlying Properties are calculated by multiplying the net revenue interest applicable to the Underlying Properties by the total amount of oil and natural gas estimated to be economically recoverable from the properties. Reserve quantities are calculated differently for the Production Payment because such interests do not entitle the Trust to a specific quantity of oil or gas. Proved reserves attributable to the Production Payment, which are carved out of the Underlying Properties are calculated by deducting an amount of oil or gas sufficient, if sold at the prices used in preparing the reserve estimates for the Underlying Properties, to pay the Primary Sum, as adjusted for interest earned, less general and administrative expenses, plus interest at an annual rate of 12-1/2% over a term of 5 years. As oil and natural gas prices vary from those used to calculate the applicable reserve estimate, more or less quantities of oil and natural gas are required to pay in full the Production Payment.


         The underlying properties were selected for their consistent production history and for estimated future net revenues in the amounts sufficient to return $500,000 plus 12.5% per annum in 5 years without depleting reserves since it is a requirement for production payments that they be paid solely out of reserves in a period less that the life of the properties as estimated at the time the production payment is created. The Company has no interest in any adjacent properties; however, the operator may. The trusts would not be entitled to participate in any other wells in the area as the Production Payment is limited to the wells identified. Oklahoma's spacing laws would prevent the operator from drilling additional wells which would jeopardize production from the Underlying Properties. If drainage occurs, the trusts would have legal rights to damages.


AVERAGE PRICES ON UNDERLYING PROPERTIES

         Year to year changes in oil prices relate directly to changes in posted prices. The average wellhead price received in 1995 was $17.00 per barrel. The posted price for crude oil in Oklahoma on June 6, 1996 was $18.50 per barrel.


         Year to year changes in gas prices relate directly to changes in posted prices. The average natural gas price for production from the five wells included in the Underlying Properties during 1992 was $1.76 per Mcf. The average natural gas price for production from these properties during 1993 was $2.03 per Mcf, and was $1.70 per Mcf for 1994, and $1.42 per Mcf for 1995.

PRODUCTION HISTORY FOR UNDERLYING PROPERTIES

         The Action #2 well was recompleted by Maze Oil & Gas in March 1993.
         It is located in Logan County, Oklahoma. The initial production was 500 Mcf of gas per day and produces from the Hoover Zone. It has produced for three years and has another eleven years of economic life.

         The Bryan #1 well was drilled and completed by Blackjack Oil in 1994. It is located in Pawnee County, Oklahoma. The initial production was 750 Mcf of gas per day and produces from the Tonkawa Sand. It has produced for two years and has another fifteen years of economic life.

         The Davis well was drilled by J.L. Thomas in 1953. It is located in Oklahoma County, Oklahoma. The initial production was 1.7 Mmcf of gas per day and produces from the Bartlesville Zone. It has produced for thirty-three years and has another twelve years of economic life.

         The Enoch well was drilled by Heffel Resources in 1989. It is located in Blaine County, Oklahoma. The initial production was 275 Mcf of gas per day and produces from the Morrow Zone. It has an economic life of ten years.

         The Phillips #1 well was drilled by Phillips Petroleum in 1962. It is located in Ellis County, Oklahoma. The initial production was 1.8 Mmcf of gas per day and produces from the Morrow Zone. It has an economic life of thirteen years.



COMPETITION, MARKETS AND REGULATIONS


         COMPETITION. The oil and natural gas industry is highly competitive in all of its phases. National Energy will encounter competition from major oil and natural gas companies, independent oil and natural gas concerns, and individual producers and operators. Many of these competitors have greater financial and other resources than National Energy. Competition may also be presented by alternative fuel sources, including heating oil and other fossil fuels.

         MARKETS. Where the Underlying Properties consist of royalty or royalty interests in properties, the operators of the properties will make all decisions regarding the marketing and sales of oil and natural gas production. Although National Energy generally has the right to market oil and natural gas produced from the Underlying Properties that are working interests, National Energy will generally rely on the operators of the properties to market the production. The ability of the operators to market the oil and natural gas from the Underlying Properties will depend upon numerous factors beyond their control, including the extent of domestic production and imports of oil and natural gas, the proximity of the natural gas production to gas pipelines, the availability of capacity in such pipelines, the demand for oil and natural gas by utilities and other end-users, the effects of inclement weather, state and Federal regulation of oil and natural gas production and Federal regulation of natural gas sold or transported in interstate commerce. There is no assurance that such operators will be able to market all of the oil or natural gas produced on the Underlying Properties or that favorable prices can be obtained for the oil and natural gas produced.


         The supply of natural gas capable of being produced in the United States has exceeded demand in recent years as a result of decreased demand for natural gas in response to economic factors, conservation, lower prices for alternative energy sources and other factors. As a result of this excess supply of natural gas, natural gas producers have experienced increased competitive pressure and significantly lower prices. Many natural gas pipelines have reduced their takes from producers below the amount they were contractually obligated to take or pay at fixed prices in excess of spot prices or have renegotiated their obligations to reflect more market responsive terms. The decline in demand for natural gas resulted in many pipelines reducing or ceasing altogether their purchases of new natural gas. Substantially all of National Energy's natural gas production is sold at market responsive prices.

         Demand for natural gas production has historically been seasonal in nature. Due to unseasonably warm weather over the last several years the demand for natural gas has decreased, resulting in lower prices received by producers during the winter months than in prior years. Consequently, on an energy equivalent basis, natural gas has sold at a discount to oil for the past several years. Such price fluctuations will directly impact Trust distributions, estimates of Trust reserves and estimated future net revenue from Trust reserves.

         In view of the many uncertainties affecting the supply and demand for crude oil, natural gas and refined petroleum products, National Energy is unable to make reliable predictions of future oil and natural gas prices and demand or the overall effect they will have on the Trust. National Energy does not believe that the loss of any of its purchasers would have a material adverse effect on the Trust, since substantially all of the natural gas sales from Underlying Properties are made on the spot market.

REGULATION

         The production, transportation and sale of oil and gas from the Underlying Properties are subject to Federal and state governmental regulation, including regulations concerning the ceiling prices at which certain categories natural gas may be sold, regulation of tariffs charged by pipelines, taxes, the prevention of waste, the conservation of oil and natural gas, pollution controls and various other matters. The United States has power to permit increases in the amount of oil imported from other countries and to impose pollution control measures.

         FEDERAL REGULATION OF NATURAL GAS. The Underlying Properties will be subject to the jurisdiction of the Federal Energy Regulatory Commission ("FERC") and the Department of Energy ("DOE") with respect to various aspects of oil and natural gas operations including marketing and production of oil and natural gas. The Natural Gas Act and the Natural Gas Policy Act of 1978 ("Policy Act") mandate federal regulation of interstate transportation of natural gas and of wellhead pricing of certain domestic natural gas, depending on the category of the natural gas and the nature of the sale. In July 1989, however, Congress enacted legislation that terminated wellhead price controls on all domestic natural gas as of January 1, 1993, with price-decontrol effective immediately for certain gas, and effective for other gas as contracts expire or are terminated. Natural gas from newly spudded wells was price-decontrolled on May 15, 1991. In addition, parties may voluntarily agree in writing, as of July 26, 1989 and thereafter, to effect decontrol of natural gas.

         In April 1992, the FERC issued Order No. 636, which provides for the fundamental restructuring of interstate pipeline sales and transportation services. Among other things, Order No. 636 requires interstate pipelines to "unbundle" their merchant sales functions from their transportation and storage functions, requires interstate pipelines to assign capacity rights they have on upstream pipelines to the pipelines' former sales customers and provides for the recovery by interstate pipelines of costs associated with the pipelines' transition from providing bundled sales services to providing unbundled transportation and storage services. In August 1992, the FERC issued an Order on Rehearing ("Order No. 636-A"), largely upholding the regulations and requirements of Order No. 636. While Order Nos. 636 and 636-A would not directly regulate National Energy's activities, the wide ranging implications of those orders for the natural gas industry may have an indirect effect on such activities. Among other things, Order No. 636 may increase transportation costs and tariffs on interstate pipelines and cause interstate pipelines to seek to renegotiate or terminate certain of their existing purchase contracts, but ultimately may enhance gas marketing opportunities and transportation availability.

         Order Nos. 636 and 636-A are subject to further rehearing by the FERC and court challenges. Although the outcome of these proceedings and the various individual interstate pipeline restructuring proceedings required by those Orders cannot be predicted with certainty, National Energy does not believe the Orders will have an adverse effect on its operations or the Trust. Nevertheless, the Orders have resulted in a degree of uncertainty with respect to interstate natural gas sales and transportation because the precise effects of the Orders will remain unknown for some time.

         NO PRICE CONTROLS ON LIQUID HYDROCARBONS. Sales of crude oil, condensate and natural gas liquids can be made at uncontrolled prices. There are currently no price controls on crude oil, condensate or natural gas liquids.

         LEGISLATIVE PROPOSALS. In the past, Congress has been very active in the area of natural gas regulation. Legislation recently enacted repeals incremental pricing requirements and gas use restraints previously applicable. There are other legislative proposals pending in the Federal and state legislatures, which, if enacted, would significantly affect the petroleum industry. At the present time it is impossible to predict what proposals, if any, might actually be enacted by Congress or the various state legislatures and what effect, if any, such proposals might have on the Underlying Properties and Trust.

         STATE REGULATION. Many state jurisdictions have at times imposed limitations on the production of natural gas by restricting the rate of flow for natural gas wells below their actual capacity to produce and by imposing acreage limitations for the drilling of a well. States may also impose additional regulation of these matters. Most states regulate the production and sale of oil and natural gas, including requirements for obtaining drilling permits, the method of developing new fields, the spacing and operation of wells and the prevention of waste of oil and gas resources. The rate of production may be regulated and the maximum daily production allowable from oil and natural gas wells may be established on a market demand or conservation basis or both.

ENVIRONMENTAL REGULATION

         GENERAL. Activities on the Underlying Properties are subject to existing federal, state and local laws and regulations governing environmental quality and pollution control. It is anticipated that, absent the occurrence of an extraordinary event, compliance with existing federal, state and local laws, rules and regulations regulating the discharge of materials in the environment or otherwise relating to the protection of the environment will not have a material effect upon the Trust. National Energy cannot predict what effect additional regulation or legislation, enforcement policies thereunder, and claims for damages to property, employees, other persons and the environment resulting from operations on the Underlying Properties could have on the Trust.

         SOLID AND HAZARDOUS WASTE. The Underlying Properties have produced oil and natural gas for several years and will be purchased by National Energy only upon completion of the offering for Trust-A. Although, to National Energy's knowledge, the operators have utilized operating and disposal practices that were standard in the industry at the time, hydrocarbons or other solid wastes may have been disposed or released on or under the Underlying Properties by the current or previous operator. State and federal laws applicable to oil and gas wastes and properties have become increasingly more stringent. Under these new laws, National Energy or an operator of the Underlying Properties could be required to remove or remediate previously disposed wastes or property contamination (including groundwater contamination) or to perform redial plugging operations to prevent future contamination.

         The operators of the Underlying Properties may generate wastes that are subject to the Federal Resource Conservation and Recovery Act and comparable state statutes. The Environmental Protection Agency ("EPA"), the Oklahoma Corporation Commission and the Texas Railroad Commission have limited the disposal options for certain hazardous wastes and are considering the adoption of more stringent disposal standards for nonhazardous wastes. Furthermore, it is anticipated that additional wastes (which could include certain wastes generated by oil and gas operations) will be designated as "hazardous wastes," which are subject to more rigorous an costly disposal requirements.

         SUPERFUND. The Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), also known as the "superfund" law, imposes liability, without regard to fault of the legality of the original conduct, or certain classes of persons that contributed to the release of a "hazardous substance" into the environment. These persons include the owner and operator of a site and companies that disposed or arranged for the disposal of the hazardous substance found at a site. CERCLA also authorizes the EPA and, in some cases, third parties to take actions in response to threats to the public health or the environment and to seek to recover from the responsible classes of persons the costs of such action. In the course of their operations, the operators of the Underlying Properties have generated and will generate wastes that may fall within CERCLA's definition of "hazardous substances." National Energy or operator of the Underlying Properties may be responsible under CERCLA for all or part of the costs to clean up sites at which such wastes have been disposed. National Energy has not been named a potentially responsible party in any action brought under CERCLA.

         AIR EMISSIONS. The operators of the Underlying Properties are subject to federal, state and local regulations for the control of emissions from sources of air pollution. Administrative enforcement actions for failure to comply strictly with air regulations or permits are generally resolved by payment of a monetary penalty and correction of any identified deficiencies. Alternatively, regulatory agencies could require the operators to forego construction or operation of certain air emission sources.

         OSHA. The operators of the Underlying Properties are subject to the requirements of the Federal Occupational Safety and Health Act ("OSHA") and comparable state statutes. The OSHA hazard communication standard, the EPA community right-to-know regulations under Title III of the federal Superfund Amendment and Reauthorization Act, and similar state statutes require an operator to organize information about hazardous materials used or produced in its operations. Certain of this information must be provided to employees, state and local governmental authorities and local citizens.


                                NATIONAL ENERGY

GENERAL


         National Energy was formed as a California corporation in August, 1994. National Energy's principal executive office is located at 21800 Burbank Blvd., Suite 100, Woodland Hills, California 91364, and its telephone number is
(800) 201-8666.


BUSINESS

         National Energy is a development stage company organized to engage in the acquisition, exploitation and development of producing properties and related facilities, the exploration for oil and natural gas and the production, marketing and transportation of oil and natural gas. National Energy has entered into contracts to acquire five properties, located in Oklahoma.


         National Energy's offices are located in Woodland Hills, California, in approximately 1,200 square feet of leased space. National Energy also maintains a leased field office in Enid, Oklahoma with Blackjack.

MANAGEMENT

         The business and affairs of National Energy are controlled by its Board of Directors which is composed of 1 member. The officers of National Energy are elected by and serve until their successors are appointed by its Board of Directors. The directors and executive officers of National Energy are as follows:


                 Name                                       Title
                 ----                                       -----
         Marshall J. Field                         President and Director

         Set forth below is the business experience during the past five years of the directors and executive officers of National Energy.

         Marshall J. Field, age 46, has been President and Director of National Energy Resources, Inc. since its formation in August, 1994. Mr. Field currently serves as Chief Executive Officer and President of Marshall Field &
Company under Spectrum Securities.   Mr. Field was Executive Vice President of
United California Securities, from June of 1994 to January 1996. From December 1993 until June 1994, Mr. Field was with American Business Securities. From July 1991 until December 1993 Mr. Field was with Southern California Securities. He has served as a registered representative in several major brokerage firms, including Prudential Bache from September 1985 to July 1989 and PaineWebber from July 1989 to July 1991. His background in the industry spans eighteen years of experience in income investments. Mr. Field has been a regular on "The Interest Rate Report" on KWHY-TV for the past eight years. Mr. Field was educated at California State Northridge and Santa Monica College in California.


EMPLOYEES


         National Energy had no employees as of May 28, 1996.

CONSULTANTS

         F. W. Elton in an independent consulting engineer, performing engineering and some geological duties depending upon the clients' need and wishes. Mr. Elton has performed mineral valuations for banks, estate work for attorneys, valuations for producers and royalty owners. In addition, he does open hole log and sample interpretations; prepares procedure and cost estimates; supervises drilling, completion and remedial and day to day production operations. His work has covered Oklahoma, Central and Southeast Kansas, Northwest Mississippi and a portion of Arkansas. From July 1949 to March 1976 Mr. Elton was employed by Shell Oil Company holding the position of Petroleum Engineer (1949-1958) and Production Foreman (1958-1976). Mr. Elton retired from Shell Oil Company in 1976. Mr. Elton has an M.E. Degree from the Colorado School of Mines, Golden, Colorado. Mr. Elton served in the United States Air Force from 1942 until 1945, in the Colorado National Guard from 1946 until 1949 and the Army Reserve Corps of Engineers from 1949 until 1953.


BLACKJACK

         Blackjack Oil & Gas, Inc., which operates all of the Underlying Properties from which Trust-A will derive its revenues, is a corporation formed in 1983 in Oklahoma. It employs six people and operates over 65 wells in Oklahoma. Blackjack's offices are located at 1633 West Garriott Road, Suite D, Enid, Oklahoma 73703. Its officers and key employees are:


         Gary Foster, age 52. Mr. Foster is the owner of Blackjack and prior to starting Blackjack in 1983, he was the co-owner of Oil Operating Company and was an independent oil and gas landman. Mr. Foster received a B.A. degree in 1966 and a M.A. degree in 1972 from the University of Northern Colorado and did post-graduate study at the University of Northern Colorado, University of Nebraska and Missouri Western.

         Tom Gilbert, age 46. Mr. is the Production Superintendent. He has been engaged in the oil and gas business for 24 years. Mr. Gilbert was the Area Manager (Rocky Mountain District) for Pool Well Service from

1986-1994 before being employed at Blackjack. He worked for various other well service companies from 1972-1986. He has supervised both the drilling and completion of wells.

CERTAIN TRANSACTIONS

         National Energy is purchasing the Underlying Properties from Blackjack Oil & Gas, Inc. who is the operator of the wells. The purchase price for the Underlying Properties is $508,000 and is based upon a present value determination of the wells by National Energy's consulting engineer using reserve reports, production information and other well data. The purchase price paid by National Energy to Blackjack is greater than the Production Payment sales price from National Energy to the Trust. Mr. Marshell, the principal of National Energy, will contribute sufficient capital to National Energy to complete the accquisition.



                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         This section summarizes the principal Federal income tax consequences of the ownership and sale of the Trust Units. The laws, regulations, court decisions and IRS interpretations on which this summary is based are subject to change by future legislation, regulations or new interpretations by the courts or the IRS, which could have an adverse effect on the ownership of Trust Units. National Energy will not request advance rulings from the IRS dealing with the tax consequences of ownership of Trust Units but will rely on the opinion of Counsel, Robertson & Williams, Inc., Oklahoma City, Oklahoma, regarding the classification of the Trust and certain tax consequences described below. Consummation of the offering is conditioned upon the confirmation of Counsel's opinion at the time of the closing. Counsel believes that its opinion is in accordance with the present position of the IRS regarding such trusts. Such opinion is not binding on the IRS or the courts, however, and no assurance can be given that the IRS or the courts will agree with such opinion.

CLASSIFICATION AND TAXATION OF THE TRUST

         In the opinion of Counsel, under current law, the Trust will be taxable as a grantor trust and not as an association taxable as a corporation. As a grantor trust, the Trust will not be subject to tax at the trust level. For tax purposes, the grantors (in this case, the Trust Unitholders) will be considered to own the Trust's income and principal as though no trust were in existence. A grantor trust simply files an information return, reporting all items of income, credit or deductions which must be included in the tax returns of the grantors. If, contrary to the opinion of Counsel, the Trust were determined to be an association taxable as a corporation, it would be treated as a separate entity subject to normal corporate tax on its taxable income, the Trust Unitholders would be treated as shareholders, and distribution to Trust Unitholders would be treated as nondeductible corporate distributions. Such distributions would be taxable to a Trust Unitholder, first, as dividends to the extent of the Trust Unitholder's pro rate share of the Trust's deemed earnings and profits, then as a tax-free return of capital to the extent of his basis in his Trust Units, and finally as capital gain to the extent of any excess. In the absence of any legislative change or other development deemed adverse by the Trustee, the Trustee does not intend to set aside any reserve for possible Federal income taxes imposed on the Trust.

DIRECT TAXATION OF TRUST UNITHOLDERS

         Since the Trust will be treated as a grantor trust for Federal income tax purposes, each Trust Unitholder will be taxed directly on his pro rata share of the income of the Trust and will be entitled to claim his pro rata share of the deductions of the Trust. The income of the Trust will be deemed to have been received or accrued by the Trust Unitholders at the time such income is received or accrued by the Trust and not when distributed by the Trust. Income and expenses of the Trust will be taken into account by Trust Unitholders consistent with their method of accounting and without regard to the taxable year or accounting method employed by the Trust.

INTEREST INCOME


         Based on representations made by National Energy, the reserves to be burdened by each Production Payment acquired by a Trust and the expected term of each Production Payment will be such that the Production Payments will meet the definition of a "production payment" under Section 636(a) of the Code. Thus, each Trust Unitholder will be treated as making a mortgage loan on the Underlying Properties to National Energy in an amount equal to the purchase price of each Trust Unit less interest on the Reserve Fund.


REPORTING OF TRUST INCOME AND EXPENSES

         Unless otherwise advised by Counsel or the IRS, the Trustee intends to treat the interest portion of each production payment it receives as the taxable income of the Trust Unitholders of record on the day of receipt (i.e., the first business day of each calendar month). Similarly, the Trustee intends to pay expenses only on the day it receives a production payment and to treat all expenses paid on a production payment receipt day as the expenses of the Trust Unitholder to whom the royalty income received on that date is distributed. Interest earned on a distribution amount will be treated as belonging to the Trust Unitholder to whom the distribution amount is paid. Interest earned on the Reserve Fund will not be distributed and will be allocated to income. In most cases, therefore, the income and expenses of the Trust for a period will be reported as belonging to the Trust Unitholder to whom the distribution is made for such period and the amount of the distribution for a Trust Unit will equal the net income allocated in respect of such Trust Unit other than the amount of interest earned on the Reserve Fund. It is possible that the IRS will attempt to impute income to persons who are Trust Unitholders when a production payment accrues, to disallow administrative expenses to persons who are not Trust Unitholders when the expenses are incurred, or both. If the IRS did attempt to impute such income, an accrual basis Trust Unitholder might realize royalty income in a tax year earlier than that reported by the Trustee.

OTHER INCOME AND EXPENSES

         It is anticipated that the only other income of the Trust will be interest income earned on funds held as a reserve for payment of the original investment by Trust Unitholders on termination of the Trust, or funds held until the next distribution date. Other expenses of the Trust will include any state and local taxes imposed on the Trust and administrative expenses of the Trustee. Although the issue has not been definitely resolved, Tax Counsel believes that all or substantially all of such expenses are deductible in computing adjusted gross income and, therefore, are not the type of miscellaneous itemized deductions that are allowable only to the extent that the aggregate of such deductions exceeds 2% of adjusted gross income.

NON-PASSIVE ACTIVITY INCOME AND LOSS

         The income and expenses of the Trust will not be taken into account in computing the passive activity losses and income under Code Section 469 for a Trust Unitholder who acquires and holds Trust Units as an investment.

SALE OF TRUST UNITS

         Generally, a Trust Unitholder will realize gain or loss on the sale or exchange of his Trust Units measured by the difference between the amount realized on the sale or exchange and his adjusted basis for such Trust Units. Gain or loss on the sale of Trust Units by a Trust Unitholder who is not a dealer with respect to such Trust Units and who has a holding period for the Trust Units of more than one year will be treated as long-term capital gain or loss. A Trust Unitholder's basis in his Trust Units will be equal to the amount paid for such Trust Units pursuant to this offering or pursuant to market transactions. It is possible that the IRS would take the position that a portion of the sales proceeds is ordinary income to the extent of any accrued income at the time of sale allocable to the Trust Units sold, but which is not distributed to the selling Trust Unitholder.

BACKUP WITHHOLDING

         In general, distributions of Trust income will not be subject to "backup withholding" unless: (i) the Trust Unitholder is an individual or other noncorporate taxpayer and (ii) such Trust Unitholder fails to comply with certain reporting procedures.

REGISTRATION PROVISION

         Tax shelter offerings must register with the Service on a form which includes a brief description of the tax shelter and the promoter. National Energy believes the Trusts are not tax shelters for the purpose of this registration requirement.

         Ownership of the Production Payment by the Trust may subject Trust Unitholders to tax in states in which the Underlying Properties are located as well as the state in which a Trust Unitholder resides or is domiciled. Prospective Trust Unitholders should consult their own tax advisors regarding the impact of state and local taxes on their proposed investments.


                              ERISA CONSIDERATION

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on pension, profit-sharing and other employee benefit plans to which it applies ("Plans"), and contains standards on those persons who are fiduciaries with respect to such Plans. In addition, under the Code, there are similar requirements and standards which are applicable to certain Plans and individual retirement accounts (whether or not subject to ERISA) (collectively, together with Plans subject to ERISA, referred to herein as "Qualified Plans").

         A fiduciary of a Qualified Plan should carefully consider fiduciary standards under ERISA regarding the Plan's particular circumstances before authorizing an investment in Trust Units. A fiduciary should first consider
(i) whether the investment satisfies the prudence requirements of Section 404(a)(1)(B) of ERISA, (ii) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA and (iii) whether the investment is in accordance with the documents and instruments governing the Plan as required by Section 404(a)(1)(D) of ERISA.

         In order to avoid the application of certain penalties, a fiduciary must also consider whether the acquisition of Trust Units and/or operation of the Trust might result in direct or indirect nonexempt prohibited transactions under Section 406 of ERISA and Code Section 4975. In determining whether there are such prohibited transactions, a fiduciary must determine whether these are "plan assets" involved in the transaction. On November 13, 1986, the Department of Labor published final regulations (the "DOL Regulations") concerning whether or not a Qualified Plan's assets (such as a Trust Unit) would be deemed to include an interest in the underlying assets of an entity (such as the Trust) for purposes of the reporting, disclosure and fiduciary responsibility provisions of ERISA and analogous provisions of the Code, if the Plan acquires an "equity interest" in such entity. The DOL Regulations provide that the underlying assets of an entity will not be considered "plan assets" if the interests in the entity are a publicly offered security. Trust Units are considered to be "publicly offered" for this purpose if they are part of a class of securities that is (i) widely held (i.e., owned by more than 100 investors independent of the issuer and each other), (ii) freely transferable, and (iii) registered under Section 12(b) or 12(g) of the Exchange Act. Fiduciaries, will need to determine whether the acquisition of Trust Units is a nonexempt prohibited transaction under the general requirements of ERISA
Section 406 and Code Section 4975.

         Due to the complexity of the prohibited transaction rules and the penalties imposed upon persons involved in prohibited transactions, it is important that potential Qualified Plan investors consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of Trust Units.

                       DESCRIPTION OF THE TRUST AGREEMENT

         The following information and the information set forth under "Description of the Trust Units" are subject to the detailed provisions of the Trust Agreement between National Energy and Boatmen's Trust Company which acts as Trustee for the Trust. The following is a general description of the basic framework of the Trust, and is qualified by the detailed provisions concerning the Trust set forth in the Agreement, a copy of which was filed as an exhibit to the Registration Statement. See "Available Information." For a description of the fiduciary responsibility of the Trustee, including remedies available for the breach of these duties, see "-- Fiduciary Responsibility and Liability of the Trustee," below.

CREATION AND ORGANIZATION OF THE TRUST; AMENDMENTS

         Pursuant to the Conveyances, the Production Payments will be conveyed by National Energy to the Trust in exchange for net proceeds from this offering. The Trust Units are being offered by Trust-A pursuant to this Prospectus and by Prospectus Supplements relating to Trusts yet to be formed for the remaining Trust Units.

         The Trust will be created under Oklahoma law pursuant to the terms of the Agreement to acquire and hold the Production Payment for the benefit of the Trust Unitholders. The Production Payment is passive in nature and the Trustee will have no control over and no responsibility for costs relating to the operation of the Underlying Properties. Neither National Energy nor the operators of the Underlying Properties have any contractual commitments to the Trust to conduct further drilling on the Underlying Properties nor to maintain their ownership interest in any of such properties. For a description of the Underlying Properties and other information relating to such properties, see "Production Payment and the Underlying Properties."

         The beneficial interest in the Trust-A is divided into 500 Trust Units, which represent equal undivided portions. For additional information concerning the Trust Units, see "Description of the Trust Units."

         The Agreement may be amended by a vote of holders of 80% of the Trust Units. No provision of the Agreement, however, may be amended that would increase the power of the Trustee to engage in business or investment activities or to alter the rights of the Trust Unitholders as among themselves.

ASSETS OF THE TRUST

         The only assets of the Trust, other than cash and temporary investments being held for the payment of expenses, and for distribution to the Trust Unitholders, are the Reserve Funds and the Production Payments. See "The Production Payments and the Underlying Properties."

DUTIES AND LIMITED POWERS OF THE TRUSTEE

         The duties of the Trustee are specified in the Agreement and by the laws of Oklahoma. The basic duties of the Trustee are to collect income attributable to the Production Payment to pay out of the Trust's income and assets all expenses, charges and obligations and to distribute the distributable income to the Trust Unitholders. The Trustee is authorized to take such action as in its judgment is necessary or advisable to best achieve the purposes of the Trust.

         After payment of or provision for Trust expenses and obligations, the Trustee will make semi-annual distributions to the Trust Unitholders of certain proceeds received from the Production Payments to pay the interest portion and reserve the balance in a Reserve Fund to repay the Trust Unit investment amount at the termination of the Production Payment. The Trustee will submit periodic financial reports to the Trust Unitholders as described under "Description of the Trust Units -- Periodic Reports."

         The Agreement provides that cash being held by the Trustee as a reserve for liabilities, the Reserve Fund, or for distribution at the next distribution date will be invested in interest-bearing obligations of the United States government, agreements secured by such obligations or certificates in certain banks or similar investment grade securities which may be recommended by National Energy, but the Trustee is otherwise prohibited from acquiring any asset other than the Production Payments or engaging in any business or investment activity of any kind whatsoever.

         In the event the Trustee determines it to be in the best interest Trust Unitholders, the Trustee may sell or dispose of all or any part of the Production Payments only as authorized by a vote of holders of 80% or more of the Trust Units, or upon termination of the Trust. However, the Trustee is directed to effect such a sale (without any such vote) if National Energy exercises the option to repurchase the Production Payment after 2 years from the date of formation of the Trust. Any such sale must be for cash and the Trustee must distribute the net proceeds of such sale to the Trust Unitholders.

         The Agreement also provides that in the event of certain judicial or administrative proceedings seeking the cancellation or forfeiture of any property included in the Underlying Properties or asserting the invalidity of or otherwise challenging the Production Payments held by the Trust because of the nationality, or any other status, of any one or more Trust Unitholders, the Trustee will have the right to require such holder to dispose of his Trust Units, and if such person fails to dispose of his Trust Units, the Trustee will have the right to purchase such Trust Units.

         To achieve the purposes of the Trust, the Trustee is also authorized to agree to modifications of the terms of the Conveyances or to settle disputes with respect thereto, so long as such modifications or settlements do not alter the nature of the Production Payments as to rights to receive a share of the proceeds of oil or natural gas produced from the Underlying Properties, free of any expense or other cost.

LIABILITIES OF THE TRUST

         Because of the passive nature of the Trust assets and the restrictions on the power of the Trustee to incur obligations, it is anticipated that the only liabilities the Trust will incur will be those for routine administrative expenses, such as the Trustee's fees, clerical expenses and accounting, legal and other professional fees.

FIDUCIARY RESPONSIBILITY AND LIABILITY OF THE TRUSTEE

         The Trustee is a fiduciary with respect to the Trust Unitholders and under Oklahoma law, the Trustee is required to act in the best interests of the Trust Unitholders at all times and to exercise the judgment and care in supervising and managing the Trust's assets exercised by persons of ordinary prudence, discretion and intelligence. Under Oklahoma law, the Trustee's duties to the Trust Unitholders are similar to the duties of a director of a corporation to the shareholders of the corporation, except that the legal presumption protecting business decisions made by directors from challenge, generally referred to as the business judgment rule, is inapplicable to decisions by the Trustee.

         Due to the passive nature of the Trust, the Trustee is not expected to make business decisions affecting the assets of the Trust. Therefore, substantially all of the Trustee's functions under the Trust Agreement are anticipated to be ministerial in nature. See " -- Duties and Limited Powers of the Trustee," above. Under Oklahoma law, the Trustee may not profit from any transaction with the Trust except that the Trust Agreement permits the Trustee to charge for its services as trustee and as transfer agent (see "-- Compensation of the Trustee"), to retain funds to pay anticipated future expenses and to deposit such funds with the Trustee and to borrow funds at commercial rates from the Trustee to pay expenses of the Trust. The Trustee will also be entitled to receive reimbursement of out-of-pocket expenses incurred in administering the Trust.

         In discharging its fiduciary duty to the Trust Unitholders, the Trustee may act in its discretion and shall be personally or individually liable to the Trust Unitholders only for fraud or acts or omissions constituting bad faith and will not be liable for any act or omission of any agent or employee of the Trustee unless the Trustee has acted in bad faith in the selection and retention of such agent or employee. The Trustee will be indemnified for any liability, expense, claim, damage or other loss incurred by it individually or as Trustee in the administration of the Trust or for any act or omission on account of it being Trustee, unless resulting from fraud or bad faith, and the Trustee will have a lien upon the assets of the Trust as security for such indemnification and reimbursement and for compensation to be paid to the Trustee. The Trustee shall not be entitled to indemnification from Trust Unitholders.

See "Description of the Trust Units -- Liability of Trust Unitholders." The Trustee is required to ensure that all contractual liabilities of the Trust are limited to the assets of the Trust and will be liable to the Trust Unitholders if it fails to do so.

         Under Oklahoma law, if the Trustee, in bad faith, were to fail to collect amounts owed to the Trust or distribute cash held by the Trust for distribution, or otherwise, in bad faith, take or omit to take any action that is in the best interest of the Trust Unitholders, the Trustee would be liable to the Trust Unitholders for damages caused by any such act or omission, including any loss or depreciation in value of the Trust Assets or failure to make a profit from such assets caused by such act or omission. Oklahoma law permits Trust Unitholders to file an action seeking other remedies for such acts or omissions in addition to damages, including removal of the Trustee, specific performance, appointment of a receiver, an accounting by the Trustee to the Trust Unitholders, exemplary damages and other remedies. The availability of these remedies provided by Oklahoma law is explicitly incorporated into the Agreement. Under the Agreement, the Trustee may be removed by the Trust Unitholders, with or without cause, by the affirmative vote of the holders of a majority of the Trust Units.

RESERVE FUND

         The Agreement requires the Trustee to establish a Reserve Fund for that portion of the payments received from the Production Payment which are allocable to the repayment of the Primary Sum or principal amount. The Trustee may also set aside sums in the Reserve Fund for contingent or future expenses of the Trust or the Trustee or to fund any account. The amounts included in the Reserve Fund are to be invested in U. S. government obligations, certificates of deposit of any bank having capital, surplus and undivided profits in excess of $100,000,000, including the bank affiliated with the Trustee or similar investment grade securities which may be recommended by National Energy to the Trustee.

         Upon termination of the Trust, the Reserve Fund, after payment of Trust liabilities, if any, will be distributed to the Unitholders as a return of their initial contributions.

DURATION OF THE TRUST; SALE OF PRODUCTION PAYMENT

         The Trust will be terminated upon payment in full of the Production Payment or the sale by the Trust of all or substantially all of the Production Payments, which sale may be effected only as described under "-- Duties and Limited Powers of the Trustee," above. The Trust may also be terminated by a vote of holders of 80% or more of the Trust Units outstanding or upon operation of the provisions of the Agreement intended to permit the Trust to comply with the "rule against perpetuities." Upon termination of the Trust, the Trustee will sell for cash in one or more sales (which may be public auctions) all of the assets then constituting the Trust estate. After paying all liabilities of the Trust and establishing any reserves that the Trustee deems appropriate for contingent liabilities, the Trustee will distribute the proceeds of such sales and any other cash in the Trust estate to Trust Unitholders according to their respective interests. The Trustee will not be required to obtain approval of Trust Unitholders prior to conducting any sales upon termination of the Trust.

         The Trustee may cause the sale of the Production Payment held by a Trust if the holders of 80% or more of the Trust Unitholders of that Trust approve such sale or if National Energy exercises its option to repurchase the Production Payment at any time after 2 years from the formation of the Trust. The net proceeds of such sale will be distributed to the Trust Unitholders. Sale of the Production Payment will terminate the Trust.

COMPENSATION OF THE TRUSTEE

         The Agreement provides that the Trustee will be compensated for its services, out of the Trust assets, in an annual amount of Twelve Hundred Dollars ($1200.00). The Trustee will also be entitled to reimbursement for its out-of- pocket expenses.

MISCELLANEOUS

         The Agreement provides that the Trustee may, but is not required to, consult with counsel (which may be counsel to National Energy or its successors), accountants, geologists, engineers and other parties deemed by the Trustee to be qualified as experts on the matters submitted to them, and the Trustee will be authorized and protected with respect to any action taken or suffered by the Trustee in good faith in reliance upon and in accordance with the opinion of any such party.


                         DESCRIPTION OF THE TRUST UNITS

GENERAL

         National Energy is the sponsor of a series of trusts offering up to 6,000 units of beneficial interests ("Trust Units"). The Trust Units will be issued on the Closing Date of each Trust. Each Trust Unit represents an undivided share of beneficial interest in a National Energy Trust and entitles its holder to the same rights as the holder of any other Trust Unit in that Trust. Trust-A will be the first trust formed and will have 500 Trust Units outstanding. Each Trust will offer a minimum of 500 Trust Units for a possible total of 12 grantor trusts to be formed during the 12 month period following the effective date of registration of the Trust Units.

DISTRIBUTIONS AND INCOME COMPUTATIONS

         The amount received each month by the Trustee on behalf of Trust-A will be 78% of the Net Cash Flow from the Underlying Properties. Of this amount, $62,500.00 will be allocated to interest earned on the Production Payment, one- half of which will be distributed to Trust Unitholders semi-annually. Excess will be allocated to the repayment of the Primary Sum and will be added to the Reserve Fund. If at the end of any 12 month period following the date of the Conveyance of Production Payment the Reserve Fund does not meet or exceed a specified amount necessary to amortize the Primary Sum over 5 years, the percentage of Net Cash Flow will increase to 100% until the Reserve Fund meets or exceeds the required amount.

         Unless otherwise advised by counsel or the IRS, the income and expense of the Trust for each Semi-Annual Period will be reported by the Trustee for tax purposes as belonging to the Trust Unitholders of record on the Semi-Annual Record Date, to whom the Semi-Annual Distribution Amount for that Semi-Annual Period will be distributed. The income and expense will be recognized by the Trust Unitholders for tax purposes in the Semi-Annual Period received or paid by the Trust, rather than in the Semi-Annual Period distributed by the Trust. Net income, apart from any depletion to which a Trust Unitholder may be entitled, is expected to be essentially the same as the Semi-Annual Distribution Amount. However, there will be variances because of the establishment of the Reserve Fund and the possibility that, for example, a reserve will be established in one Semi-Annual Period that will not give rise to a tax deduction until a subsequent Semi-Annual Period or an expenditure paid in one Semi-Annual Period will have to be amortized for tax purposes over several monthly periods. See "Federal Income Tax Consequences."

TRANSFER OF TRUST UNITS


         Trust Units will be transferable on the records of the Trustee upon the surrender of any Certificate in proper form for transfer as required by the Trustee. No service charge will be made to the transferor or transferee for any transfer of a Trust Unit, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with such transfer. Until any such transfer, the Trustee may treat the owner of any Trust Unit as shown by its records as the owner of the Trust Units evidenced thereby and the Trustee shall not be charged with notice of any claim or demand respecting such Certificate or the interest represented thereby by any other party. Any such transfer of a Trust Unit shall, as to the Trustee, transfer to the transferee as of the close of business on the date of transfer, all right, title and interest of the transferor in and to the Trust; provided, that a transfer of a Trust Unit after any Monthly Record Date shall not transfer to the transferee the right of the transferor to the Monthly Distribution Amount relating to such date. As to matters affecting the title, ownership, warranty or transfer of the Certificates and the Trust Units represented thereby, the law from time to time in force in the State of Oklahoma with respect to the transfer of securities shall govern.

PERIODIC REPORTS

         The Trustee will mail to the Trust Unitholders of record as of a date to be selected by the Trustee an annual report containing audited financial statements of the Trust.

         The Trustee will file such returns for Federal income tax purposes as in its judgment are required to comply with applicable law, and the Trustee will prepare and mail to the Trust Unitholders annually such reports as may be necessary to permit each Trust Unitholder to report correctly his share of the income and deductions of the Trust. The Trustee intends to treat all income and deductions recognized during each Semi-Annual Period as having been recognized by holders of record on the last business day of such Semi-Annual Period unless otherwise advised by counsel or the IRS.

         Each Trust Unitholder and his duly authorized agents and attorneys shall have the right during reasonable business hours to examine and inspect records of the Trust and the Trustee including a list of the Trust Unitholders.

LIABILITY OF TRUST UNITHOLDERS


         The Trustee is under a duty not to incur any liability without ensuring that such liability will be satisfied only out of the Trust assets (regardless of whether the assets are adequate to satisfy the liability) and in no event out of amounts distributed to, or other assets owned by, Trust Unitholders. However, under the law of Oklahoma, it is unclear whether a Trust Unitholder would be jointly and severally liable for any liability of the Trust in the event that the following conditions were to occur: (a) the satisfaction of such liability was not by contract limited to the assets of the Trust; and
(b) insurance proceeds and the assets of the Trust or Trustee were insufficient to discharge such liability. National Energy believes that because of the value and passive nature of the Trust assets and the restrictions on the power of the Trustee to incur liabilities, the imposition of any liability on a Trust Unitholder is remote.


VOTING RIGHTS OF TRUST UNITHOLDERS

         While Trust Unitholders will have certain voting rights, such rights differ from and are more limited than those of stockholders of most public corporations. For example, there is no requirement for annual meetings of Trust Unitholders or for annual or other periodic reelection of the Trustee.

         Meetings of Trust Unitholders may be called by the Trustee and the Trust Unitholders owning not less than 15% of the Trust Units outstanding may direct the Trustee to call a meeting. All such meetings must be held in Encino, California, and written notice setting forth the time and place of such meeting and the matters proposed to be acted upon shall be given not more than 60 days nor less than 20 days before such meeting to all of the Trust Unitholders of record. The presence in person or by proxy of Trust Unitholders representing a majority of the Trust Units outstanding is necessary to constitute a quorum. Unless otherwise required by the Trust Indenture, any matter shall be deemed to have been approved by the Trust Unitholders if it is approved by the vote of a majority in interest of such Trust Unitholders constituting a quorum, although less than a majority of the Trust Units then outstanding. Each Trust Unitholder shall be entitled to one vote for each Trust Unit owned by such holder.

         The Trustee may be removed, with or without cause, by a vote of the holders of a majority of the outstanding Trust Units. The following matters require the affirmative vote of the holders of 80% of the outstanding Trust
Units: (i) the termination of the Trust; (ii) the amendment of the Trust Indenture; and (iii) the approval of the sale of all or any part of the assets of the Trust.

         The sale of all or any part of the assets of the Trust requires the prior consent of the Trustee except in connection with the termination of the Trust.

                              PLAN OF DISTRIBUTION

COMMISSIONS


         Trust Units will be offered on a best efforts basis by a group of member firms of the National Association of Securities Dealers, Inc. (the "NASD"), (such member firms hereafter are referred to as "Soliciting Dealers") which will be selected by National Energy. Each Soliciting Dealer will receive from the Trust a commission of up to 8% of the purchase price of Trust Units sold by such Soliciting Dealer on the Closing Date.


INDEMNIFICATION

         National Energy, the Trust and the Soliciting Dealers have agreed to indemnify each other against certain civil liabilities, including liabilities arising under the 1933 Act.

SUBSCRIPTION PROCEDURES AND PAYMENTS

         Persons intending to subscribe should send one signed Subscription Agreement with the number of Trust Units desired indicated thereon to Boatmen's Trust Company, Escrow Agent, at P. O. Box 25189, Oklahoma City, Oklahoma 73125-0189, Attn: Corporate Trust Department, together with a check in the full amount subscribed payable to Boatmen's Trust Company, Escrow Agent." A subscription will be binding and enforceable upon a subscriber if within 15 days after the Escrow Agent's receipt of the Subscription Agreement, National Energy evidences its acceptance by countersigning said Subscription Agreement. National Energy will not knowingly accept subscriptions from persons who fail to meet the suitability standards. See "Plan of Distribution -- Suitability Standards." Each subscription payment will be held by the Escrow Agent in a trust account until either (1) deposited to the account of the Trust on the Closing Date or (2) refunded to the subscriber with any interest earned thereon as soon as possible should it be determined that the offering will not be consummated.

SUITABILITY STANDARDS

         The investment offered hereby represent a long-term investment without liquidity, which investment involves significant risks, and should be considered only by persons with substantial financial means who have no need for liquidity in this investment.

         A potential investor will be required to furnish information in the Subscription Agreement sufficient to satisfy National Energy that the investment is suitable in light of his or her other security holdings and financial situation and needs, and that her or she, has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the proposed investment.

         A potential investor must be able to represent that he or she: (i) has a net worth of at least $225,000 (exclusive of home, home furnishings and personal automobiles); or (ii) has a net worth of $75,000 (exclusive of home, home furnishings and personal automobiles) and has and anticipates that he or she will continue to have, in the future, annual taxable income of $75,000 or more, without regard to any taxable income which may be generated by the investment in the Trust and that the investment will not exceed 10% of his or her net worth.


                             VALIDITY OF SECURITIES

         The validity of the Trust Units offered hereby will be passed upon for National Energy by Robertson & Williams, an Oklahoma Professional Corporation.

                                    EXPERTS

         Certain information appearing in this Prospectus regarding the estimated quantities of reserves of the oil and gas properties owned by the Trust, the future net revenues from such reserves and the present values thereof is based on estimates of such reserves and present values prepared by F.W. Elton, Inc., an independent petroleum engineering firm.

         The audited financial statements included in this Prospectus have been audited by Museck & Museck, independent accountants, as stated in their reports appearing herein, and have been so included in reliance upon such reports given upon the authority of that firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                                                     PAGE
                                                                                                                     ----
NATIONAL ENERGY RESOURCES, INC.

   Independent Auditor's Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1

   Balance Sheet as of July 31, 1995  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-2

   Income Statement for Year Ended July 31, 1995  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-4

   Statement of Stockholders' Equity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-6

   Statement of Retained Earnings for Year Ended July 31, 1995  . . . . . . . . . . . . . . . . . . . . . . . . . . . F-7

   Statement of Cash Flows for Year Ended July 31, 1995 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-8

   Unaudited Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-9

   Notes to Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-14

                        [MUSECK & MUSECK LETTERHEAD]






                          INDEPENDENT AUDITORS' REPORT





To the Board of Directors
National Energy Resources, Inc.

We have audited the accompanying balance sheet of National Energy Resources, Inc. (a development stage company) as of July 31, 1995, and related statements of income, retained earnings, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of National Energy Resources as of July 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



/s/ MUSECK & MUSECK


New Providence, New Jersey
May 23, 1996

                        NATIONAL ENERGY RESOURCES, INC.
                                 BALANCE SHEET
                                 JULY 31, 1995





                                     ASSETS

CURRENT ASSETS
   PETTY CASH                                                              $     420
                                                                           ---------
           TOTAL CURRENT ASSETS                                                            $    420

PROPERTY AND EQUIPMENT
    INTANGIBLE ASSETS                                          $  6,066
     LESS-ACCUMULATED AMORTIZATION                                  708        5,358
                                                               --------    ---------
           TOTAL PROPERTY AND EQUIPMENT                                                       5,358

OTHER ASSETS
   DEFERRED ISSUE COSTS                                                       19,050
                                                                           ---------
           TOTAL OTHER ASSETS                                                                19,050
                                                                                           --------
           TOTAL ASSETS                                                                    $ 24,828
                                                                                           ========





                       SEE NOTES TO FINANCIAL STATEMENTS

                        NATIONAL ENERGY RESOURCES, INC.
                                 BALANCE SHEET
                                 JULY 31, 1995





                                  LIABILITIES

CURRENT LIABILITIES
   ACCOUNTS PAYABLE                                                                   $      10,319
   ACCRUED OTHER STATE TAXES                                                                    800
                                                                                      -------------
           TOTAL CURRENT LIABILITIES                                                                     $  11,119

LONG-TERM LIABILITIES
   LOANS FROM STOCKHOLDERS                                                                   14,217
                                                                                      -------------
           TOTAL LONG-TERM LIABILITIES                                                                      14,217

STOCKHOLDERS' EQUITY
   COMMON STOCK                                                                               1,000
   RETAINED EARNINGS - UNAPPROPRIATED                                                        (1,508)
                                                                                      -------------
           TOTAL STOCKHOLDERS' EQUITY                                                                         (508)
                                                                                                         ---------
           TOTAL LIABILITIES/STOCKHOLDERS' EQUITY                                                        $  24,828
                                                                                                         =========



                       SEE NOTES TO FINANCIAL STATEMENTS

                        NATIONAL ENERGY RESOURCES, INC.
                              STATEMENT OF INCOME
                       FOR THE PERIOD ENDED JULY 31, 1995





GENERAL/ADMINISTRATIVE EXPENSES - SCHEDULE A                                    $     1,508
                                                                                -----------
           OPERATING PROFIT                                                          (1,508)
                                                                                -----------
           NET INCOME                                                           $    (1,508)
                                                                                ===========





                       SEE NOTES TO FINANCIAL STATEMENTS

                        NATIONAL ENERGY RESOURCES, INC.
                              SUPPORTING SCHEDULES
                       FOR THE PERIOD ENDED JULY 31, 1995





SCHEDULE A - GENERAL AND ADMINISTRATIVE

  AMORTIZATION                                                                        $          708
  STATE FILING FEE                                                                               800
                                                                                      --------------
           TOTAL GENERAL AND ADMINISTRATIVE EXP                                       $        1,508
                                                                                      ==============





                       SEE NOTES TO FINANCIAL STATEMENTS

                        NATIONAL ENERGY RESOURCES, INC.
                         (A Development Stage Company)
                       STATEMENT OF STOCKHOLDERS' EQUITY






                                                                               COMMON STOCK
                                                                         -------------------------
                                                                         NUMBER OF
                                                                         SHARES             VALUE
                                                                         --------          -------
DATE OF INCORPORATION, AUGUST 8, 1994                                      -0-             $   -0-

SHARES ISSUED FOR CASH ON AUGUST 15, 1994                                1,000               1,000
                                                                         -----             -------
BALANCE AT JULY 31, 1995                                                 1,000             $ 1,000
                                                                         =====             =======




                       SEE NOTES TO FINANCIAL STATEMENTS

                        NATIONAL ENERGY RESOURCES, INC.
                         STATEMENT OF RETAINED EARNINGS
                       FOR THE PERIOD ENDED JULY 31, 1995





RETAINED EARNINGS - AUGUST 1, 1994                        $       0

ADD - NET INCOME FOR THE PERIOD ENDED JULY 31, 1995          (1,508)
                                                          ---------
RETAINED EARNINGS - JULY 31, 1995                         $  (1,508)
                                                          =========





                       SEE NOTES TO FINANCIAL STATEMENTS

                        NATIONAL ENERGY RESOURCES, INC.
                            STATEMENT OF CASH FLOWS
                       FOR THE PERIOD ENDED JULY 31, 1995





CASH FLOWS FROM OPERATING ACTIVITIES:
    NET INCOME, PER INCOME STATEMENT                                                 $   (1,508)
    ADD:
    AMORTIZATION                                                   $      708
    INCREASE IN ACCOUNTS PAYABLE                                       10,319
    INCREASE IN CURRENT LIABILITIES                                       800            11,827
                                                                   ----------        ----------
                                                                                     $   10,319
NET CASH FLOW FROM OPERATING ACTIVITIES                                                                $    10,319

CASH FLOWS FROM INVESTING ACTIVITIES:
    LESS: CASH PAID - EQUIPMENT AND OTHER ASSETS                                     $    6,066
                                                                                     ----------
NET CASH FLOW USED FOR INVESTING ACTIVITIES                                                            $    (6,066)

CASH FLOWS FROM FINANCING ACTIVITIES:
    ADD:

INCREASE IN STOCKHOLDERS                                           $   14,217        $   15,217
INCREASE IN COMMON STOCK                                                1,000        ----------
                                                                   ----------
DEDUCT:                                                                              $   19,050
INCREASE IN OTHER ASSETS                                           $   19,050        ----------
                                                                   ----------
NET CASH FLOW PROVIDED BY FINANCING ACTIVITIES                                                         $    (3,833)
                                                                                                       -----------
INCREASE IN CASH                                                                                       $       420
CASH AT THE BEGINNING OF THE YEAR                                                                                0
                                                                                                       -----------
CASH AT THE END OF THE YEAR                                                                            $       420
                                                                                                       ===========




                       SEE NOTES TO FINANCIAL STATEMENTS

                        NATIONAL ENERGY RESOURCES, INC.
                                 BALANCE SHEET
                                 APRIL 30, 1996



                                     ASSETS

CURRENT ASSETS
  CASH                                                                  $       4,754
  PETTY CASH                                                                      420
                                                                        -------------
      TOTAL CURRENT ASSETS                                                                     $        5,174

INTANGIBLE ASSETS
  INTANGIBLE ASSETS                                   $      6,066
    LESS-ACCUMULATED AMORTIZATION                            1,618              4,448
                                                      ------------      -------------
      TOTAL INTANGIBLE ASSETS                                                                           4,448

OTHER ASSETS
  DEFERRED ISSUE COSTS                                                         24,721
                                                                        -------------
      TOTAL OTHER ASSETS                                                                               24,721
                                                                                               --------------
      TOTAL ASSETS                                                                             $       34,343
                                                                                               ==============


                                                            LIABILITIES

CURRENT LIABILITIES
  ACCRUED INTEREST EXPENSE                                              $       1,781
                                                                        -------------
      TOTAL CURRENT LIABILITIES                                                                        $1,781

LONG-TERM LIABILITIES
  LOANS FROM STOCKHOLDERS                                                      35,878
                                                                        -------------
      TOTAL LONG-TERM LIABILITIES                                                                      35,878

STOCKHOLDERS' EQUITY
  COMMON STOCK                                                                  1,000
  RETAINED EARNINGS - (DEFICIT)                                                (4,316)
                                                                        -------------
      TOTAL STOCKHOLDERS' EQUITY                                                                       (3,316)
                                                                                               --------------
         TOTAL LIABILITIES/STOCKHOLDERS' EQUITY                                                $       34,343
                                                                                               ==============




                                   UNAUDITED

                        NATIONAL ENERGY RESOURCES, INC.
                              STATEMENT OF INCOME
                        NINE MONTHS ENDED APRIL 30, 1996





GENERAL/ADMINISTRATIVE EXPENSES - SCHEDULE A                                 $         2,808

                                                                             ----------------
      OPERATING PROFIT                                                                (2,808)

      NET LOSS                                                               $        (2,808)
                                                                             ===============




                                   UNAUDITED

                        NATIONAL ENERGY RESOURCES, INC.
                              SUPPORTING SCHEDULES
                        NINE MONTHS ENDED APRIL 30, 1996





SCHEDULE A - GENERAL AND ADMINISTRATIVE

  AMORTIZATION                                                                   $         910
  INTEREST                                                                               1,790
  STATE FILING FEE                                                                         108
                                                                                 -------------
     TOTAL GENERAL AND ADMINISTRATIVE EXPENSE                                    $       2,808
                                                                                 =============




                                   UNAUDITED

                                 NATIONAL ENERGY RESOURCES, INC.
                                 STATEMENT OF RETAINED EARNINGS
                                NINE MONTHS ENDED APRIL 30, 1996





RETAINED EARNINGS - AUGUST 1, 1995                                               $      (1,508)
ADD - NET LOSS FOR THE NINE MONTHS ENDED APRIL 30, 1996                                 (2,808)
                                                                                 -------------
RETAINED EARNINGS - APRIL 30, 1996 - (DEFICIT)                                   $      (4,316)
                                                                                 =============





                                   UNAUDITED

                        NATIONAL ENERGY RESOURCES, INC.
                            STATEMENT OF CASH FLOWS
                      FOR THE PERIOD ENDED APRIL 30, 1996





CASH FLOWS FROM OPERATING ACTIVITIES:
     NET LOSS, PER INCOME STATEMENT                                             $        (2,808)
     ADD:
     AMORTIZATION                                        $         910
     INCREASE IN CURRENT LIABILITIES                               981                    1,891
                                                         -------------          ---------------
                                                                                $          (917)
     DEDUCT:
     DECREASE IN ACCOUNTS PAYABLE                        $      10,319          $        10,319
                                                         -------------          ---------------
NET CASH  FLOW  FROM  OPERATING  ACTIVITIES                                             (11,236)

CASH FLOWS FROM FINANCING ACTIVITIES:
     ADD:
     INCREASE IN STOCKHOLDERS' LOANS                     $      21,661          $        21,661
                                                         -------------          ---------------
     DEDUCT:
     INCREASE IN OTHER ASSETS                            $       5,671          $         5,671
                                                         -------------          ---------------
NET CASH FLOW PROVIDED BY FINANCING ACTIVITIES                                                        $    15 ,990
 ,990                                                                                                 ------------

INCREASE IN CASH                                                                                      $      4,754
CASH AT THE BEGINNING OF THE YEAR                                                                              420

CASH AT THE END OF THE YEAR                                                                           $      5,174
                                                                                                     =============




                                  UNAUDITED--

                        NATIONAL ENERGY RESOURCES, INC.
                         (A Development Stage Company)
                       NOTES TO THE FINANCIAL STATEMENTS


NOTE A - FORMATION AND OPERATIONS OF THE COMPANY

National Energy Resources, Inc. (the Company) was incorporated under the laws of the state of California on August 8, 1994. The Company is considered to be in the development stage as defined in Financial Accounting Standard No. 7. National Energy Resources, Inc. intends to be in the business of purchasing producing oil and gas properties and the rights to a specified share of the production revenues from the minerals in place.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting
Accounting records of the Company and financial statements are maintained and prepared on the accrual basis.

Year End
The Company's year end for financial reporting and tax purposes is July 31.

Cash Equivalents
For financial statement purposes, with respect to the Statement of Cash Flows, cash equivalents include time deposits and all highly liquid instruments with original maturities of three months or less. The amount included on the Company's Statement of Cash Flows is comprised exclusively of cash.

Income Taxes
The Company, with the consent of its shareholders, has elected to be taxed as "C" corporation for Federal and State purposes. Federal and State taxes have been accrued.

Deferred Issue Costs
Direct costs incurred to register and issue the secured notes are deferred and amortized to interest expense over the lives of the loans using the actuarial method.

Organizational Cost
Direct costs incurred to set up the Corporation are capitalized and amortized over a sixty month period beginning January 1, 1995.

                        NATIONAL ENERGY RESOURCES, INC.
                         (A Development Stage Company)
                       NOTES TO THE FINANCIAL STATEMENTS
                                  (Continued)


NOTE C - STOCKHOLDERS' EQUITY

The Company is authorized to issue 1,000 shares of common stock at $1 par value. On July 31, 1995 and April 30, 1996, there were 1,000 shares of common stock issued and outstanding.

The holders of the common stock are entitled to one vote per share on all matters to voted on by shareholders.

NOTE D - CONTRACT TO PURCHASE OIL AND GAS PROPERTIES

The Company has entered into a $430,000 contract with Blackjack oil and Gas, Inc. for the purchase of six producing gas wells which have well-established production histories and are operated by Blackjack. Both parties are bound by the contract. The company plans to use the proceeds from the offering to settle the obligation.

NOTE E - PROPOSED TRUST UNIT OFFERING

The Company intends to offer a total of 6,000 trust units in the principle amount of $1,000 each. The trust units will bear a rate of return from 12% to 14% annum, payable semiannually. The notes will be secured by the oil and gas properties acquired with the proceeds of the offering and by the production revenues. The trust units are designed to pay back the trust unitholders their original investment in five years and may be terminated at any time after two years from the closing date upon the payment to the trust unitholders of 100% of their original investment.

The trust units are being offered on a "best-effort" basis. There is a $500,000 minimum offering for the units per trust.

NOTE F - LOANS FROM OFFICERS/SHAREHOLDERS

Amounts due to officers/shareholders at July 31, 1995 and April 30, 1996 of $19,050. and $35,878., bear interest at 8% per annum. Included in accrued expenses is interest payable to officers/stockholders of $1781 at April 30, 1996. The officers/shareholders have agreed not to demand repayment of the loans for the period of five years starting on August 8, 1994, the date of inception.

EXHIBIT A





                                 April 17, 1996



National Energy Resources, Inc.
16130 Ventura Blvd., Suite 310
Encino, CA 91436


Gentlemen:

At your request, we have prepared an estimate of the proved producing reserves and income attributable to these leasehold interests to be acquired by National Energy Resources, Inc. as of October 1, 1996. The subject properties are located in Oklahoma. The income data have been estimated using the Securities and Exchange Commission ("S.E.C.") guidelines for future cost and price parameters. The results of this study are summarized below.

                                  S.E.C. CASE
              Estimated Proved Producing Net Reserves and Income Data
         Attributed to Certain Leasehold Interest to be Accquired by
                        National Energy Resources, Inc.
                              As of April 17, 1996

- --------------------------------------------------------------------------------
                                        Proved Producing

Net Remaining Reserves
     Gas MCF                                                    1,743,808
     Oil BBLS                                                       5,821

Income Data
     Future Gross Revenue                                     $ 2,081,552
     Deductions                                               $   648,837

Future Net Income (FNI)                                       $ 1,432,717

Discounted FNI @ 10%                                          $   874,544


     All gas volumes are expressed in thousands of cubic feet (MCF) at the temperature and pressure of the areas where the gas reserves are located.

     The future gross revenue is before the deduction of production taxes.
The future net income is after deductions of operating expense and production taxes. The deductions are based on current data and are comprised of normal direct cost of operating the wells, which include ad valorem taxes and any workover cost. The future gross income is before deductions of state and federal income taxes. The discounted future net income is based on a discount rate of 10 percent per annum.

     The proved producing reserves presented in this report comply with the Securities and Exchange Commission's Regulation S-X Part 210.4-10 Sec. (a) as clarified by the Commission's Staff Accounting Bulletin No. 40.

All the reserves in this report are "Proved Producing" reserves. Proved producing reserves of crude oil, condensate, natural gas, and natural gas liquids are estimated quantities that geological, engineering, and historical production date demonstrate with reasonable certainty to be recoverable in the future from the present producing reservoirs under existing conditions.

     The relatively low weighted price of the natural gas for these properties is due to the Bryan #1 well having 30.62% Nitrogen in its gas stream. This has to be removed by processing through a plant. After deducting the Nitrogen, the fuel gas to run the plant and shrinkage, the well head has a price of 0.70 per MCF.

     Blackjack Oil & Gas furnished us with gas prices in effect at January, 1996. In accordance with S.E.C. guidelines, the future gas prices used in this report make no allowances for future gas price increases which may occur as a result of inflation nor do they make any allowance for seasonal variations in gas prices which are likely to cause future yearly average gas prices to be somewhat higher than January, 1996 gas prices.

     Operating costs for the leases and wells in this report are based on the operating expenses provided by Blackjack Oil & Gas and include only those costs directly applicable to the leases or wells. The current operating costs were held constant throughout the life of the properties. This study does not consider the salvage value of the lease equipment or the abandonment cost since both are relatively insignificant and tend to offset each other for properties located onshore.

     The reserve estimates presented herein are based upon our study of the subject properties; however, we have not made any field examination of the properties. No consideration was given in this report to potential environmental liabilities which may exist nor were any costs included for potential liability to restore and clean up damages, if any, caused by past operating practices. The ownership interest, prices, and other factual data furnished us by Blackjack Oil & Gas in connection with this investigation were accepted without independent verification.

     The reserves included in this report are estimates only and should not be construed as being exact quantities. They may or may not be actually recovered. Moreover, estimates of proved producing reserves may increase or decrease as a result of future operations of the operator.

     The future prices received by National Energy Resources for the sale of its production may be higher or lower than the prices used in this report as described above, and the operating costs and other costs relating to such production may also increase or decrease from existing levels; however, such possible changes in prices and costs were, in accordance with rules adopted by the S.E.C., omitted from consideration in preparing this report.

     Neither Fred W. Elton or any of his employees have any interest in the subject properties and neither the employment to make this study nor the compensation is contingent on our estimates of reserves and future cash inflows for the subject properties.





                                        Very truly yours,





                                        By:  /s/ F.W. ELTON
                                           ------------------------------
                                             F. W. Elton
                                             Petroleum Engineer

TOTAL PROVED PRODUCING
ALL FORMATIONS
ALL WELLS
ALL FIELDS
VARIOUS COUNTIES, OK

                    ONE LINE SUMMARY BY INDIVIDUAL PROPERTY
                         RESERVES & ECONOMIC EVALUATION
                            PREPARED BY: F.W. ELTON

                                  AS OF: 4/96


CASE     LEASE         SAND     GROSS         GROSS        NET       TOTAL        NET        NET TAXES      BEFIT      DISCOUNTED
NO       NAME          NAME      OIL           GAS         OIL        GAS        SALES       & OP ESP     CASH FLOW     CASH FLOW
- ----   ----------    -------    ------      ---------     -----     -------      -------     ---------    ---------    ----------
                                MMBLS          MMCF       MMBLS       MMCF      M$           M$           M$           M$
80     BRYAN #1-6    TONKAWA                1,165.226                897.224      628.056      152.561       475.496     283.445

85     ENOCH #1      MORROW                   226.590                174.474      279.159       94.206       184.953     131.045

86     ACTION #2     HOOVER                   370.295                285.127      456.204       98.368       357.836     188.620

87     DAVIS #1-A    PRUE       12.391        426.422     5.821      200.330      419.488      198.513       220.976     144.348

83     PHILLIPS      MORROW                   242.406                186.653      298.645      105.189       193.456     127.086
- ----------------------------    ------      ---------     -----    ---------    ---------     --------     ---------    --------
TOTAL PROVED PRODUCING          12.391      2,430.939     5.821    1,743.808    2,081.552      648.837     1,432.717     874.544

EVALUATION ACTION2.1                                          EUREKA                                           RUN DATE:  04-16-1996
                                                   PETROLEUM ECONOMICS SOFTWARE                                RUN TIME:    16:41:17
                                                   PACIFIC RESOURCES MANAGEMENT

AS OF DATE:  MAR 96
                                                                NPV    5.0%     293.737 BFIT
NAME:          ACTION2                                          NPV   10.0%     248.001 BFIT
FIELD:                                                          NPV   15.0%     214.259 BFIT
LOCATION:      SEC 28-18N-4W/LOGAN CO                           NPV   20.0%     188.620 BFIT
FORMATION:                                                      NPV   25.0%     168.626 BFIT
OPERATOR:      BLACKJACK OIL & GAS                              IRR      LESS THAN 100% BFIT
                                                                PAYOUT           MAY 96 BFIT
                                                                PI                  N/A BFIT

======== INTERESTS AND EFFECTIVE DATE =======       ========= PRICES =========    ============== GROSS RESERVES =============
  COST     OIL    GAS     COND   PRODT  DATE        BEGINNING  ENDING  AVERAGE    CUMULATIVE  REMAINING  ULTIMATE  %REMAINING
1.00000 0.77000 0.77000 0.77000 0.77000 MAY96  OIL      0.00     0.00     0.00         0.000      0.000     0.000        0.00    OIL
                                               GAS      1.60     1.60     1.60         0.000    370.295   370.295      100.00    GAS
                                              COND      0.00     0.00     0.00         0.000      0.000     0.000        0.00   COND
                                              PRDT      0.00     0.00     0.00         0.000      0.000     0.000        0.00   PRDT

              GROSS       AVERAGE    GROSS OIL     NET OIL        NET       AVERAGE    AVERAGE     NET GAS       NET     NET TOTAL
YEAR        WELLCOUNT    OIL PRICE   PRODUCTION   PRODUCTION    OIL SALES     GOR     GAS PRICE   PRODUCTION  GAS SALES   REVENUE
==========  = WELLS =    == $/B ==   = MBBLS ==   = MBBLS ==    == M$ ===  = SCF/B =  = $/MSCF =  = MMSCF ==  == M$ ===  == M$ ===
1996            1.000        0.000        0.000        0.000        0.000      0.000       1.600      34.027     54.433     54.443
1997            1.000        0.000        0.000        0.000        0.000      0.000       1.600      42.463     67.940     67.940
1998            1.000        0.000        0.000        0.000        0.000      0.000       1.600      35.263     56.420     56.420
1999            1.000        0.000        0.000        0.000        0.000      0.000       1.600      30.154     48.246     48.246
2000            1.000        0.000        0.000        0.000        0.000      0.000       1.600      26.340     42.144     42.144
2001            1.000        0.000        0.000        0.000        0.000      0.000       1.600      23.383     37.413     37.413
2002            1.000        0.000        0.000        0.000        0.000      0.000       1.600      21.024     33.638     33.638
2003            1.000        0.000        0.000        0.000        0.000      0.000       1.600      19.097     30.556     30.556
2004            1.000        0.000        0.000        0.000        0.000      0.000       1.600      17.494     27.991     27.991
2005            1.000        0.000        0.000        0.000        0.000      0.000       1.600      16.140     25.824     25.824
2006            1.000        0.000        0.000        0.000        0.000      0.000       1.600      14.980     23.968     23.968
2007(4 Mo)      1.000        0.000        0.000        0.000        0.000      0.000       1.600       4.763      7.621      7.621
2008            0.000        0.000        0.000        0.000        0.000      0.000       0.000       0.000      0.000      0.000
2009            0.000        0.000        0.000        0.000        0.000      0.000       0.000       0.000      0.000      0.000
2010            0.000        0.000        0.000        0.000        0.000      0.000       0.000       0.000      0.000      0.000
SUBTOTAL        1.000        0.000        0.000        0.000        0.000      0.000       1.600     285.127    456.204    456.204
REMAINING       0.000        0.000        0.000        0.000        0.000      0.000       0.000       0.000      0.000      0.000
TOT 11.2 Yr     1.000        0.000        0.000        0.000        0.000      0.000       1.600     285.127    456.204    456.204

             INPUT LOE       NET      NET TOTAL    NET TOTAL   NET LEASE   NET TOTAL   NET BFIT    CUM BFIT    BFIT CF   CUM BFIT CF
YEAR        -- WELL --   TOTAL LOE    PROD TAX      LOE+TAX     REVENUE   INVESTMENTS  CASHFLOW    CASHFLOW   DISC 20.0% DISC 20.0%
==========  =M$/WELLYR=  === M$ ==    === M$ ==    === M$ ==   === M$ ==  ==== M$ ===  === M$ ==   == M$ ==   === M$ === === M$ ====
1996            6.000        4.000        3.863        7.863       46.580      0.000      46.580      46.580     42.300     42.300
1997            6.000        6.000        4.820       10.820       57.120      0.000      57.120     103.700     44.666     86.967
1998            6.000        6.000        4.003       10.003       46.417      0.000      46.417     150.117     30.232    117.199
1999            6.000        6.000        3.423        9.423       38.823      0.000      38.823     188.940     21.064    138.263
2000            6.000        6.000        2.990        8.990       33.154      0.000      33.154     222.094     14.986    153.249
2001            6.000        6.000        2.654        8.654       28.759      0.000      28.759     250.852     10.831    164.079
2002            6.000        6.000        2.387        8.387       25.252      0.000      25.252     276.104      7.924    172.003
2003            6.000        6.000        2.168        8.168       22.388      0.000      22.388     298.492      5.853    177.856
2004            6.000        6.000        1.986        7.986       20.005      0.000      20.005     318.497      4.358    182.215
2005            6.000        6.000        1.832        7.832       17.991      0.000      17.991     336.488      3.266    185.480
2006            6.000        6.000        1.701        7.701       16.267      0.000      16.267     352.755      2.461    187.941
2007(4 Mo)      6.000        2.000        0.541        2.541        5.081      0.000       5.081     357.836      0.679    188.620
2008            0.000        0.000        0.000        0.000        0.000      0.000       0.000       0.000      0.000      0.000
2009            0.000        0.000        0.000        0.000        0.000      0.000       0.000       0.000      0.000      0.000
2010            0.000        0.000        0.000        0.000        0.000      0.000       0.000       0.000      0.000      0.000
SUBTOTAL        6.000       66.000       32.368       98.368      357.836      0.000     357.836     357.836    188.620    188.620
REMAINING       0.000        0.000        0.000        0.000        0.000      0.000       0.000       0.000      0.000      0.000
TOT 11.2 Yr     6.000       66.000       32.368       98.368      357.836      0.000     357.836     357.836    188.620    188.620

EVALUATION BRYAN.1                                          EUREKA                                           RUN DATE:  04-16-1996
                                                   PETROLEUM ECONOMICS SOFTWARE                              RUN TIME:    16:39:25
                                                   PACIFIC RESOURCES MANAGEMENT

AS OF DATE:  MAR96
                                                                NPV    5.0%     358.253 BFIT
NAME:          BRYAN                                            NPV   10.0%     283.445 BFIT
FIELD:         CHAD                                             NPV   15.0%     233.112 BFIT
LOCATION:      SEC 6 20N 5E/PAWNEE CO                           NPV   20.0%     197.637 BFIT
FORMATION:     TONKAWA                                          NPV   25.0%     171.611 BFIT
OPERATOR:      BLACKJACK OIL & GAS                              IRR      LESS THAN 100% BFIT
                                                                PAYOUT            MAY96 BFIT
                                                                PI                  N/A BFIT

======== INTERESTS AND EFFECTIVE DATE =======       ========= PRICES =========    ============== GROSS RESERVES =============
  COST     OIL    GAS     COND   PRODT  DATE        BEGINNING  ENDING  AVERAGE    CUMULATIVE  REMAINING  ULTIMATE  %REMAINING
1.00000 0.77000 0.77000 0.77000 0.77000 MAY96  OIL      0.00     0.00     0.00         0.000      0.000     0.000        0.00    OIL
                                               GAS      0.70     0.70     0.70         0.000   1165.225  1165.225      100.00    GAS
                                              COND      0.00     0.00     0.00         0.000      0.000     0.000        0.00   COND
                                              PRDT      0.00     0.00     0.00         0.000      0.000     0.000        0.00   PRDT

              GROSS       AVERAGE    GROSS OIL     NET OIL        NET       AVERAGE    AVERAGE     NET GAS       NET     NET TOTAL
   YEAR     WELLCOUNT    OIL PRICE   PRODUCTION   PRODUCTION    OIL SALES     GOR     GAS PRICE   PRODUCTION  GAS SALES   REVENUE
==========  = WELLS =    == $/B ==   = MBBLS ==   = MBBLS ==    == M$ ===  = SCF/B =  = $/MSCF =  = MMSCF ==  == M$ ===  == M$ ===
1996            1.000        0.000        0.000        0.000        0.000      0.000       0.700      65.368     45.757     45.757
1997            1.000        0.000        0.000        0.000        0.000      0.000       0.700      90.049     63.034     63.034
1998            1.000        0.000        0.000        0.000        0.000      0.000       0.700      81.974     57.382     57.382
1999            1.000        0.000        0.000        0.000        0.000      0.000       0.700      75.228     52.660     52.660
2000            1.000        0.000        0.000        0.000        0.000      0.000       0.700      69.509     48.656     48.656
2001            1.000        0.000        0.000        0.000        0.000      0.000       0.700      64.598     45.219     45.219
2002            1.000        0.000        0.000        0.000        0.000      0.000       0.700      60.336     42.235     42.235
2003            1.000        0.000        0.000        0.000        0.000      0.000       0.700      56.601     39.621     39.621
2004            1.000        0.000        0.000        0.000        0.000      0.000       0.700      53.302     37.311     37.311
2005            1.000        0.000        0.000        0.000        0.000      0.000       0.700      50.367     35.257     35.257
2006            1.000        0.000        0.000        0.000        0.000      0.000       0.700      47.737     33.416     33.416
2007            1.000        0.000        0.000        0.000        0.000      0.000       0.700      45.369     31.759     31.759
2008            1.000        0.000        0.000        0.000        0.000      0.000       0.700      43.225     30.258     30.258
2009            1.000        0.000        0.000        0.000        0.000      0.000       0.700      41.274     28.892     28.892
2010            1.000        0.000        0.000        0.000        0.000      0.000       0.700      39.492     27.645     27.645
SUBTOTAL        1.000        0.000        0.000        0.000        0.000      0.000       0.700     884.429    619.101    619.101
REMAINING       1.000        0.000        0.000        0.000        0.000      0.000       0.700      12.794      8.956      8.956
TOT 15.2Yr      1.000        0.000        0.000        0.000        0.000      0.000       0.700     897.224    628.056    628.056

             INPUT LOE       NET      NET TOTAL    NET TOTAL   NET LEASE   NET TOTAL   NET BFIT    CUM BFIT    BFIT CF   CUM BFIT CF
   YEAR     -- WELL --   TOTAL LOE    PROD TAX      LOE+TAX     REVENUE   INVESTMENTS  CASHFLOW    CASHFLOW   DISC 20.0% DISC 20.0%
==========  =M$/WELLYR=  === M$ ==    === M$ ==    === M$ ==   === M$ ==  ==== M$ ===  === M$ ==   == M$ ==   === M$ === === M$ ====
1996            7.200        4.800        3.246        8.046       37.711      0.000      37.711      37.711     34.213     34.213
1997            7.200        7.200        4.472       11.672       51.362      0.000      51.362      89.073     40.096     74.309
1998            7.200        7.200        4.071       11.271       46.110      0.000      46.110     135.183     29.993    104.302
1999            7.200        7.200        3.736       10.936       41.723      0.000      41.723     176.907     22.614    126.915
2000            7.200        7.200        3.452       10.652       38.004      0.000      38.004     214.911     17.163    144.079
2001            7.200        7.200        3.208       10.408       34.810      0.000      34.810     249.721     13.100    157.178
2002            7.200        7.200        2.997       10.197       32.038      0.000      32.038     281.760     10.047    167.225
2003            7.200        7.200        2.811       10.011       29.610      0.000      29.610     311.369      7.737    174.962
2004            7.200        7.200        2.647        9.847       27.464      0.000      27.464     338.834      5.980    180.942
2005            7.200        7.200        2.501        9.701       25.555      0.000      25.555     364.389      4.637    185.579
2006            7.200        7.200        2.371        9.571       23.845      0.000      23.845     388.234      3.605    189.184
2007            7.200        7.200        2.253        9.453       22.305      0.000      22.305     410.539      2.810    191.994
2008            7.200        7.200        2.147        9.347       20.911      0.000      20.911     431.450      2.195    194.190
2009            7.200        7.200        2.050        9.250       19.642      0.000      19.642     451.092      1.718    195.908
2010            7.200        7.200        1.961        9.161       18.483      0.000      18.483     469.575      1.348    197.256
SUBTOTAL        7.200      105.600       43.925      149.525      469.575      0.000     469.575     469.575    197.256    197.256
REMAINING       7.200        2.400        0.635        3.035        5.920      0.000       5.920     475.496      0.381    197.637
TOT 15.2Yr      7.200      108.000       44.561      152.561      475.496      0.000     475.496     475.496    197.637    197.637

EVALUATION DAVIS.1                                            EUREKA                                           RUN DATE:  04-16-1996
                                                   PETROLEUM ECONOMICS SOFTWARE                                RUN TIME:    16:37:31
                                                   PACIFIC RESOURCES MANAGEMENT

AS OF DATE:  MAR 96
                                                                NPV    5.0%     175.569 BFIT
NAME:          DAVIS                                            NPV   10.0%     144.348 BFIT
FIELD:         EDMOND WEST                                      NPV   15.0%     122.027 BFIT
LOCATION:      SEC 22-14N-4W/OKLAHOMA CO                        NPV   20.0%     105.514 BFIT
FORMATION:                                                      NPV   25.0%      95.925 BFIT
OPERATOR:      BLACKJACK OIL & GAS                              IRR      LESS THAN 100% BFIT
                                                                PAYOUT           MAY 96 BFIT
                                                                PI                  N/A BFIT

======== INTERESTS AND EFFECTIVE DATE =======       ========= PRICES =========    ============== GROSS RESERVES =============
  COST     OIL    GAS     COND   PRODT  DATE        BEGINNING  ENDING  AVERAGE    CUMULATIVE  REMAINING  ULTIMATE  %REMAINING
0.75000 0.46980 0.46980 0.46980 0.46980 MAY96  OIL     17.00    17.00    17.00         0.000     12.391    12.391      100.00    OIL
                                               GAS      1.60     1.60     1.60         0.000    426.416   426.416      100.00    GAS
                                              COND      0.00     0.00     0.00         0.000      0.000     0.000        0.00   COND
                                              PRDT      0.00     0.00     0.00         0.000      0.000     0.000        0.00   PRDT

              GROSS       AVERAGE    GROSS OIL     NET OIL        NET       AVERAGE    AVERAGE     NET GAS       NET     NET TOTAL
YEAR        WELLCOUNT    OIL PRICE   PRODUCTION   PRODUCTION    OIL SALES     GOR     GAS PRICE   PRODUCTION  GAS SALES   REVENUE
==========  = WELLS =    == $/B ==   = MBBLS ==   = MBBLS ==    == M$ ===  = SCF/B =  = $/MSCF =  = MMSCF ==  == M$ ===  == M$ ===
1996            1.000       17.000        1.035        0.486        8.266  31558.615       1.600      15.345     24.552     32.817
1997            1.000       17.000        1.448        0.680       11.568  31606.814       1.600      21.508     34.413     45.981
1998            1.000       17.000        1.333        0.626       10.643  31839.168       1.600      19.933     31.983     42.536
1999            1.000       17.000        1.226        0.576        9.791  32246.189       1.600      18.573     29.717     39.508
2000            1.000       17.000        1.128        0.530        9.008  32811.340       1.600      17.386     27.818     36.827
2001            1.000       17.000        1.038        0.488        8.288  33523.340       1.600      16.343     26.148     34.436
2002            1.000       17.000        0.955        0.449        7.625  34374.785       1.600      15.417     24.667     32.292
2003            1.000       17.000        0.878        0.413        7.015  35361.223       1.600      14.591     23.345     30.360
2004            1.000       17.000        0.808        0.380        6.453  36480.910       1.600      13.849     22.158     28.611
2005            1.000       17.000        0.743        0.349        5.937  37733.789       1.600      13.178     21.085     27.022
2006            1.000       17.000        0.684        0.321        5.462  39121.074       1.600      12.570     20.112     25.574
2007            1.000       17.000        0.629        0.296        5.025  40646.332       1.600      12.015     19.224     24.249
2008(10Mo)      1.000       17.000        0.486        0.228        3.879  42171.043       1.600       9.623     15.397     19.276
2009            0.000        0.000        0.000        0.000        0.000      0.000       0.000       0.000      0.000      0.000
2010            0.000        0.000        0.000        0.000        0.000      0.000       0.000       0.000      0.000      0.000
SUBTOTAL        1.000       17.000       12.391        5.821       98.960  34413.887       1.600     200.330    320.528    419.488
REMAINING       0.000        0.000        0.000        0.000        0.000      0.000       0.000       0.000      0.000      0.000
TOT 12.7 Yr     1.000       17.000       12.391        5.821       98.960  34413.887       1.600     200.330    320.528    419.488

             INPUT LOE       NET      NET TOTAL    NET TOTAL   NET LEASE   NET TOTAL   NET BFIT    CUM BFIT    BFIT CF   CUM BFIT CF
YEAR        -- WELL --   TOTAL LOE    PROD TAX      LOE+TAX     REVENUE   INVESTMENTS  CASHFLOW    CASHFLOW   DISC 20.0% DISC 20.0%
==========  =M$/WELLYR=  === M$ ==    === M$ ==    === M$ ==   === M$ ==  ==== M$ ===  === M$ ==   == M$ ==   === M$ === === M$ ====
1996           18.000        9.000        2.328       11.328       21.489      0.000      21.489      21.489     19.496     19.496
1997           18.000       13.500        3.262       16.762       29.219      0.000      29.219      50.708     22.812     42.307
1998           18.000       13.500        3.018       16.518       26.018      0.000      26.018      76.726     16.926     59.234
1999           18.000       13.500        2.803       16.303       23.205      0.000      23.205      99.931     12.580     71.814
2000           18.000       13.500        2.613       16.113       20.714      0.000      20.714     120.645      9.358     81.172
2001           18.000       13.500        2.443       15.943       18.493      0.000      18.493     139.137      6.962     88.134
2002           18.000       13.500        2.291       15.791       16.501      0.000      16.501     155.638      5.177     93.311
2003           18.000       13.500        2.154       15.654       14.706      0.000      14.706     170.344      3.845     97.156
2004           18.000       13.500        2.030       15.530       13.081      0.000      13.081     183.425      2.850    100.006
2005           18.000       13.500        1.917       15.417       11.605      0.000      11.605     195.030      2.107    102.113
2006           18.000       13.500        1.814       15.314       10.259      0.000      10.259     205.289      1.552    103.665
2007           18.000       13.500        1.720       15.220        9.029      0.000       9.029     214.318      1.139    104.804
2008(10Mo)     18.000       11.250        1.368       12.618        6.658      0.000       6.658     220.976      0.710    105.514
2009            0.000        0.000        0.000        0.000        0.000      0.000       0.000       0.000      0.000      0.000
2010            0.000        0.000        0.000        0.000        0.000      0.000       0.000       0.000      0.000      0.000
SUBTOTAL       18.000      168.750       29.763      198.513      220.976      0.000     220.976     220.976    105.514    105.514
REMAINING       0.000        0.000        0.000        0.000        0.000      0.000       0.000       0.000      0.000      0.000
TOT 12.7 Yr    18.000      168.750       29.763      198.513      220.976      0.000     220.976     220.976    105.514    105.514

EVALUATION ENOCH.1                                            EUREKA                                           RUN DATE:  04-16-1996
                                                   PETROLEUM ECONOMICS SOFTWARE                                RUN TIME:    16:30:23
                                                   PACIFIC RESOURCES MANAGEMENT

AS OF DATE:  MAR 96
                                                                NPV    5.0%     153.755 BFIT
NAME:          ENOCH                                            NPV   10.0%     131.045 BFIT
FIELD:         WATONGA-CHICKASHA                                NPV   15.0%     114.009 BFIT
LOCATION:      SEC 31-17N-10W/BLAINE CO                         NPV   20.0%     100.883 BFIT
FORMATION:                                                      NPV   25.0%      90.531 BFIT
OPERATOR:      BLACKJACK OIL & GAS                              IRR      LESS THAN 100% BFIT
                                                                PAYOUT           MAY 96 BFIT
                                                                PI                  N/A BFIT

======== INTERESTS AND EFFECTIVE DATE =======       ========= PRICES =========    ============== GROSS RESERVES =============
  COST     OIL    GAS     COND   PRODT  DATE        BEGINNING  ENDING  AVERAGE    CUMULATIVE  REMAINING  ULTIMATE  %REMAINING
1.00000 0.77000 0.77000 0.77000 0.77000 MAY96  OIL      0.00     0.00     0.00         0.000      0.000     0.000        0.00    OIL
                                               GAS      1.60     1.60     1.60         0.000    226.590   226.590      100.00    GAS
                                              COND      0.00     0.00     0.00         0.000      0.000     0.000        0.00   COND
                                              PRDT      0.00     0.00     0.00         0.000      0.000     0.000        0.00   PRDT

              GROSS       AVERAGE    GROSS OIL     NET OIL        NET       AVERAGE    AVERAGE     NET GAS       NET     NET TOTAL
YEAR        WELLCOUNT    OIL PRICE   PRODUCTION   PRODUCTION    OIL SALES     GOR     GAS PRICE   PRODUCTION  GAS SALES   REVENUE
==========  = WELLS =    == $/B ==   = MBBLS ==   = MBBLS ==    == M$ ===  = SCF/B =  = $/MSCF =  = MMSCF ==  == M$ ===  == M$ ===
1996            1.000        0.000        0.000        0.000        0.000      0.000       1.600      20.121     32.194     32.194
1997            1.000        0.000        0.000        0.000        0.000      0.000       1.600      25.812     41.300     41.300
1998            1.000        0.000        0.000        0.000        0.000      0.000       1.600      21.957     35.131     35.131
1999            1.000        0.000        0.000        0.000        0.000      0.000       1.600      19.105     30.568     30.568
2000            1.000        0.000        0.000        0.000        0.000      0.000       1.600      16.910     27.055     27.055
2001            1.000        0.000        0.000        0.000        0.000      0.000       1.600      15.167     24.267     24.267
2002            1.000        0.000        0.000        0.000        0.000      0.000       1.600      13.750     22.000     22.000
2003            1.000        0.000        0.000        0.000        0.000      0.000       1.600      12.576     20.121     20.121
2004            1.000        0.000        0.000        0.000        0.000      0.000       1.600      11.586     18.538     18.538
2005            1.000        0.000        0.000        0.000        0.000      0.000       1.600      10.741     17.186     17.186
2006(8 Mo)      1.000        0.000        0.000        0.000        0.000      0.000       1.600       6.749     10.798     10.798
2007            0.000        0.000        0.000        0.000        0.000      0.000       0.000       0.000      0.000      0.000
2008            0.000        0.000        0.000        0.000        0.000      0.000       0.000       0.000      0.000      0.000
2009            0.000        0.000        0.000        0.000        0.000      0.000       0.000       0.000      0.000      0.000
2010            0.000        0.000        0.000        0.000        0.000      0.000       0.000       0.000      0.000      0.000
SUBTOTAL        1.000        0.000        0.000        0.000        0.000      0.000       1.600     174.474    279.159    279.159
REMAINING       0.000        0.000        0.000        0.000        0.000      0.000       0.000       0.000      0.000      0.000
TOT 10.5 Yr     1.000        0.000        0.000        0.000        0.000      0.000       1.600     174.474    279.159    279.159

             INPUT LOE       NET      NET TOTAL    NET TOTAL   NET LEASE   NET TOTAL   NET BFIT    CUM BFIT    BFIT CF   CUM BFIT CF
YEAR        -- WELL --   TOTAL LOE    PROD TAX      LOE+TAX     REVENUE   INVESTMENTS  CASHFLOW    CASHFLOW   DISC 20.0% DISC 20.0%
==========  =M$/WELLYR=  === M$ ==    === M$ ==    === M$ ==   === M$ ==  ==== M$ ===  === M$ ==   == M$ ==   === M$ === === M$ ====
1996            7.200        4.800        2.284        7.084       25.110      0.000      25.110      25.110     22.799     22.799
1997            7.200        7.200        2.930       10.130       31.169      0.000      31.169      56.279     24.370     47.170
1998            7.200        7.200        2.493        9.693       25.439      0.000      25.439      81.718     16.569     63.738
1999            7.200        7.200        2.169        9.369       21.199      0.000      21.199     102.917     11.503     75.241
2000            7.200        7.200        1.920        9.120       17.936      0.000      17.936     120.853      8.109     83.350
2001            7.200        7.200        1.722        8.922       15.345      0.000      15.345     136.198      5.781     89.130
2002            7.200        7.200        1.561        8.761       13.240      0.000      13.240     149.438      4.156     93.286
2003            7.200        7.200        1.428        8.628       11.494      0.000      11.494     160.931      3.006     96.292
2004            7.200        7.200        1.315        8.515       10.023      0.000      10.023     170.954      2.184     98.477
2005            7.200        7.200        1.219        8.419        8.766      0.000       8.766     179.720      1.592    100.069
2006(8 Mo)      7.200        4.800        0.766        5.566        5.232      0.000       5.232     184.953      0.815    100.883
2007            0.000        0.000        0.000        0.000        0.000      0.000       0.000       0.000      0.000      0.000
2008            0.000        0.000        0.000        0.000        0.000      0.000       0.000       0.000      0.000      0.000
2009            0.000        0.000        0.000        0.000        0.000      0.000       0.000       0.000      0.000      0.000
2010            0.000        0.000        0.000        0.000        0.000      0.000       0.000       0.000      0.000      0.000
SUBTOTAL        7.200       84.000       21.189      105.189      193.456      0.000     193.456     193.456     93.017     93.017
REMAINING       0.000        0.000        0.000        0.000        0.000      0.000       0.000       0.000      0.000      0.000
TOT 11.8 Yr     7.200       84.000       21.189      105.189      193.456      0.000     193.456     193.456     93.017     93.017

EVALUATION PHILLIPS.1                                         EUREKA                                           RUN DATE:  04-19-1996
                                                   PETROLEUM ECONOMICS SOFTWARE                                RUN TIME:    13:50:56
                                                   PACIFIC RESOURCES MANAGEMENT

AS OF DATE:  MAR 96
                                                                NPV    5.0%     154.267 BFIT
NAME:          PHILLIPS #1                                      NPV   10.0%     127.086 BFIT
FIELD:         MOCANE-LAVERNE                                   NPV   15.0%     107.537 BFIT
LOCATION:      SEC 13-24N-24W/ELLIS CO., OK                     NPV   20.0%      93.017 BFIT
FORMATION:                                                      NPV   25.0%      81.922 BFIT
OPERATOR:      BLACKJACK OIL & GAS, INC.                        IRR      LESS THAN 100% BFIT
                                                                PAYOUT           MAY 96 BFIT
                                                                PI                  N/A BFIT

======== INTERESTS AND EFFECTIVE DATE =======       ========= PRICES =========    ============== GROSS RESERVES =============
  COST     OIL    GAS     COND   PRODT  DATE        BEGINNING  ENDING  AVERAGE    CUMULATIVE  REMAINING  ULTIMATE  %REMAINING
1.00000 0.77000 0.77000 0.77000 0.77000 MAY96  OIL      0.00     0.00     0.00         0.000      0.000     0.000        0.00    OIL
                                               GAS      1.60     1.60     1.60         0.000    242.406   242.406      100.00    GAS
                                              COND      0.00     0.00     0.00         0.000      0.000     0.000        0.00   COND
                                              PRDT      0.00     0.00     0.00         0.000      0.000     0.000        0.00   PRDT

              GROSS       AVERAGE    GROSS OIL     NET OIL        NET       AVERAGE    AVERAGE     NET GAS       NET     NET TOTAL
YEAR        WELLCOUNT    OIL PRICE   PRODUCTION   PRODUCTION    OIL SALES     GOR     GAS PRICE   PRODUCTION  GAS SALES   REVENUE
==========  = WELLS =    == $/B ==   = MBBLS ==   = MBBLS ==    == M$ ===  = SCF/B =  = $/MSCF =  = MMSCF ==  == M$ ===  == M$ ===
1996            1.000        0.000        0.000        0.000        0.000      0.000       1.600      16.045     25.672     25.672
1997            1.000        0.000        0.000        0.000        0.000      0.000       1.600      22.103     35.365     35.365
1998            1.000        0.000        0.000        0.000        0.000      0.000       1.600      20.121     32.193     32.193
1999            1.000        0.000        0.000        0.000        0.000      0.000       1.600      18.465     29.544     29.544
2000            1.000        0.000        0.000        0.000        0.000      0.000       1.600      17.061     27.298     27.298
2001            1.000        0.000        0.000        0.000        0.000      0.000       1.600      15.856     25.369     25.369
2002            1.000        0.000        0.000        0.000        0.000      0.000       1.600      14.810     23.695     23.695
2003            1.000        0.000        0.000        0.000        0.000      0.000       1.600      13.893     22.229     22.229
2004            1.000        0.000        0.000        0.000        0.000      0.000       1.600      13.083     20.933     20.933
2005            1.000        0.000        0.000        0.000        0.000      0.000       1.600      12.363     19.780     19.780
2006            1.000        0.000        0.000        0.000        0.000      0.000       1.600      11.717     18.748     18.748
2007(12 Mo)     1.000        0.000        0.000        0.000        0.000      0.000       1.600      11.136     17.818     17.818
2008            0.000        0.000        0.000        0.000        0.000      0.000       0.000       0.000      0.000      0.000
2009            0.000        0.000        0.000        0.000        0.000      0.000       0.000       0.000      0.000      0.000
2010            0.000        0.000        0.000        0.000        0.000      0.000       0.000       0.000      0.000      0.000
SUBTOTAL        1.000        0.000        0.000        0.000        0.000      0.000       1.600     186.653    298.645    298.645
REMAINING       0.000        0.000        0.000        0.000        0.000      0.000       0.000       0.000      0.000      0.000
TOT 11.8 Yr     1.000        0.000        0.000        0.000        0.000      0.000       1.600     186.653    298.645    298.645

             INPUT LOE       NET      NET TOTAL    NET TOTAL   NET LEASE   NET TOTAL   NET BFIT    CUM BFIT    BFIT CF   CUM BFIT CF
YEAR        -- WELL --   TOTAL LOE    PROD TAX      LOE+TAX     REVENUE   INVESTMENTS  CASHFLOW    CASHFLOW   DISC 20.0% DISC 20.0%
==========  =M$/WELLYR=  === M$ ==    === M$ ==    === M$ ==   === M$ ==  ==== M$ ===  === M$ ==   == M$ ==   === M$ === === M$ ====
1996            7.200        4.800        1.821        6.621       19.050      0.000      19.050      19.050     17.285     17.285
1997            7.200        7.200        2.509        9.709       25.656      0.000      25.656      44.706     20.032     37.317
1998            7.200        7.200        2.284        9.484       22.709      0.000      22.709      67.415     14.775     52.092
1999            7.200        7.200        2.096        9.296       20.248      0.000      20.248      87.663     10.977     63.068
2000            7.200        7.200        1.937        9.137       18.161      0.000      18.161     105.824      8.204     71.272
2001            7.200        7.200        1.800        9.000       16.369      0.000      16.369     122.194      6.162     77.434
2002            7.200        7.200        1.681        8.881       14.814      0.000      14.814     137.008      4.647     82.080
2003            7.200        7.200        1.577        8.777       13.452      0.000      13.452     150.460      3.516     85.596
2004            7.200        7.200        1.485        8.685       12.248      0.000      12.248     162.708      2.668     88.264
2005            7.200        7.200        1.403        8.603       11.177      0.000      11.177     173.885      2.029     90,292
2006            7.200        7.200        1.330        8.530       10.218      0.000      10.218     184.102      1.545     91.838
2007(12 Mo)     7.200        7.200        1.264        8.464        9.354      0.000       9.354     193.456      1.179     93.017
2008            0.000        0.000        0.000        0.000        0.000      0.000       0.000       0.000      0.000      0.000
2009            0.000        0.000        0.000        0.000        0.000      0.000       0.000       0.000      0.000      0.000
2010            0.000        0.000        0.000        0.000        0.000      0.000       0.000       0.000      0.000      0.000
SUBTOTAL        7.200       84.000       21.189      105.189      193.456      0.000     193,456     193.456     93.017     93.017
REMAINING       0.000        0.000        0.000        0.000        0.000      0.000       0.000       0.000      0.000      0.000
TOT 11.8 Yr     7.200       84.000       21.189      105.189      193.456      0.000     193.456     193.456     93.017     93.017

===================================================


         No person has been authorized to give any
information or to make any representations other
than those contained in this Prospectus, and, if
given or made, such information or representations
must not be relied upon as having been authorized.
This Prospectus does not constitute an offer to
sell or the solicitation of an offer to buy any
securities other than the securities to which it
relates or any offer to sell or the solicitation
of an offer to buy such securities in any
circumstances in which such offer or solicitation
is unlawful.  Neither the delivery of this
Prospectus nor any sale made hereunder shall,
under any circumstances, create any implication
that there has been no change in the affairs of
the Trust since the date hereof or imply that the
information contained herein is correct as of any
time subsequent to its date.
               ----------------------



         Until ____________, 1996 (25 days after
the date of this Prospectus), all dealers effecting transaction in the Trust Units, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of the dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotment or subscriptions.



===================================================



===================================================


















                 500 TRUST UNITS



           NATIONAL ENERGY RESOURCES
                     TRUST-A




               P R O S P E C T U S





===================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


13.      EXPENSES OF ISSUANCE AND DISTRIBUTION(1).

         SEC Filing Fees  . . . . . . . . . . . . . . . . . . . . . . . . .                $  2,068.97
         Escrow . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   7,700.00
         Printing and Engraving . . . . . . . . . . . . . . . . . . . . . .                  15,000.00
         Legal Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  22,500.00
         Accounting Fees  . . . . . . . . . . . . . . . . . . . . . . . . .                   3,500.00
         Miscellaneous Fees . . . . . . . . . . . . . . . . . . . . . . . .                   3,750.00
                                                                                            ----------

             Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                $ 54,518.97
                                                                                           ===========

____________
(1)      All amounts are estimated except SEC filing fees.


14.      INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         California Corporations Laws provide that a director, officer, employee or agent of the Corporation may be indemnified against suit or other proceeding whether it were civil, criminal, administrative or investigative if he becomes a party to said lawsuit or proceeding by reason of the fact that he is a director, officer, employee or agent of the corporation. The compensation for indemnification includes judgments, fines and amounts paid in settlement actual and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation.

         However, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been judged liable for negligence or misconduct in the performance of his duty to the corporation, unless the court in which the action or suit is brought shall determine that despite his liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for expenses such court shall deem proper.

         The By-Laws of the corporation outline the conditions under which any director or officer of the registrant may be indemnified. The By-laws provide that to the extent and in the manner permitted by the laws of the State of California, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement.


15.      RECENT SALES OF UNREGISTERED SECURITIES.

         None.

16.      EXHIBITS.

NUMBER                    DESCRIPTION OF EXHIBIT
- ------                    ----------------------
  3.     (i)     National Energy Articles of Incorporation

         (ii)    National Energy By-Laws

  4.     Trust Agreement of National Energy Resources Trust-A (previously filed)

  5.     Legal Opinion of Robertson & Williams, Inc.*

  8.     Tax Opinion of Robertson & Williams, Inc.*

  10.    (i)     Conveyance of Production Payment (previously filed)

         (ii)    Form Operating Agreement

         (iii)   Letter of Intent for Property Purchase

  23.    (i)     Consent of Robertson & Williams, Inc.

         (ii)    Consent of Museck & Museck

         (iii)   Consent of F.W. Elton, Inc.

*        To be filed by Amendment.


17.      UNDERTAKINGS.

         1.      The undersigned registrant hereby undertakes:

                 (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424)(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                          (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         2. For the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         5. The registrant will not identify to any third party any prospects which will go into or are likely to be placed into the investment program or are representative of prospects which may be placed into the program, whether such third party is a selling dealer or other party involved with making or directing investment decisions regarding the purchase of Trust Units, except to the extent such prospects have been identified in the prospectus, prospectus supplement or amendment thereto.

         6. To the extent a review of prospects or lease inventory is permitted to third parties, it will be:

                 (a) only incidental to an underwriter's due diligence examination;

                 (b) no reference to any specific property (unless such property is described in the prospectus, prospectus supplement or an amendment) will appear in any analysis or report on the program prepared by such third party; and

                 (c) any third party prior to receiving permission to examine properties will agree to the above conditions, and the registrant will file a copy of such agreement(s) as exhibit(s) to the registration statement.

         7. No prospective investors or their representatives will be permitted to examine any prospects or reserve, inventory, or other data related thereto which is not described in the prospectus, prospectus supplement or amendment thereto.

         8. The registrant will send to each investor at least on an annual basis a detailed statement of any transaction by the Trust(s) with the trustee(s) or affiliates of such trustee(s), and of fees, commissions, compensation and other benefits paid or accrued to the trustee(s) for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

         9. An annual report on Form 10-K will be filed at the conclusion of the fiscal year following the year in which the registration statement is declared effective.

         10. A Form 8-K or final SR to reflect the expenditure of the proceeds of the offering will be filed.

         11. The prospectus will be supplemented at the close of formation of each Trust to state the number of participants in that Trust, the amount of Trust Units sold therein, the cumulative amount sold under all Trusts formed under the subject registration statement, the amount of Trust Units to be offered in the next Trust to be formed and in succeeding Trusts to be formed under the registration statement.

         12. Any unsold Trust Units will be deregistered upon termination of the offering.

         13. National Energy hereby undertakes to provide the Trustee at the closing instructions as to the issuance of trust certificates in such denominations as required to permit prompt delivery to each purchaser.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Woodland Hills, State of California on June 11, 1996.


(Registrant)                           NATIONAL ENERGY RESOURCES TRUST SERIES A
                                       THROUGH L

                                       By:    NATIONAL ENERGY RESOURCES, INC..
                                              Sponsor


                                       By:    /s/ Marshall J. Field
                                             -----------------------------------
                                                      Marshall J. Field

(Signature and Title )                                President, Chief
                                                      Financial Officer and
                                                      Director

                              INDEX TO EXHIBITS



EXHIBIT
NUMBER                   DESCRIPTION
- -------                  -----------
  3.(i)          National Energy Articles of Incorporation

    (ii)         National Energy By-Laws

  4.             Trust Agreement of National Energy Resources Trust-A (previously filed)

  5.             Legal Opinion of Robertson & Williams, Inc.*

  8.             Tax Opinion of Robertson & Williams, Inc.*

  10.(i)         Conveyance of Production Payment (previously filed)

     (ii)        Form Operating Agreement

     (iii)       Letter of Intent for Property Purchase

  23.(i)         Consent of Robertson & Williams, Inc.

     (ii)        Consent of Museck & Museck

     (iii)       Consent of F.W. Elton, Inc.



*        To be filed by Amendment.